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                                                                     Exhibit 2.7

                                                                       EXECUTION

                           THIRD AMENDED AND RESTATED
                            SECURITYHOLDERS AGREEMENT

                                  by and among

                     MAXCOM TELECOMUNICACIONES, S.A. DE C.V.
                   (formerly known as Amaritel, S.A. de C.V.)

                                       and

                         CERTAIN OF ITS SECURITYHOLDERS

                            DATED AS OF JULY 20, 2006

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                                TABLE OF CONTENTS

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
SECTION 1. DEFINITIONS...................................................      2

SECTION 2. BOARD OF DIRECTORS............................................      8
   (A) BOARD COMPOSITION.................................................      8
   (B) DIRECTOR VACANCIES................................................      9
   (C) SUBSIDIARY BOARDS.................................................      9
   (D) COMMITTEES........................................................      9
   (E) ADVISORY COMMITTEE................................................      9
   (F) REMOVAL OF DIRECTORS..............................................      9
   (G) COVERED PERSONS LIABILITY.........................................     10
   (H) EXPENSES..........................................................     10

SECTION 3. BOARD AND SECURITYHOLDER ACTIONS..............................     10
   (A) REQUIRED APPROVALS................................................     10
   (B) NEXUS KEY MATTERS.................................................     11
   (C) GRUPO VAC KEY MATTERS.............................................     12
   (D) NEXUS AND GRUPO VAC KEY MATTERS...................................     12
   (E) GRUPO VAC VOTING LIMITATIONS......................................     14
   (F) ADDITIONAL APPROVALS..............................................     14
   (G) GRUPO VAC VOTING RIGHTS TERMINATION...............................     14

SECTION 4. COVENANTS.....................................................     15
   (A) FINANCIAL STATEMENTS AND OTHER INFORMATION........................     15
   (B) COMPLIANCE WITH U.S. FOREIGN CORRUPT PRACTICES ACT................     17
   (C) INSPECTION OF PROPERTY............................................     17
   (D) CONFIDENTIALITY...................................................     17
   (E) UBTI..............................................................     18
   (F) SHAREHOLDERS MEETINGS.............................................     18

SECTION 5. RESTRICTIONS ON TRANSFER OF SHARES............................     18
   (A) TRANSFER OF SHARES................................................     18
   (B) RESTRICTED SHARES.................................................     18
   (C) RIGHTS OF FIRST REFUSAL ON TRANSFERS BY NON-INVESTORS.............     19
   (D) RIGHT OF FIRST OFFER ON TRANSFERS BY INVESTORS (OTHER THAN BA
          INVESTORS).....................................................     20
   (E) PARTICIPATION (TAG-ALONG) RIGHTS IN TRANSFERS.....................     21
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
   (F) DRAG ALONG RIGHTS.................................................     23
   (G) GRUPO VAC RIGHT OF FIRST OFFER ON CERTAIN TRANSFERS AND LIMITED
          OFFER RIGHT ON CERTAIN SALE OF COMPANY TRANSACTIONS............     25
   (H) AGREEMENT REGARDING INDIRECT TRANSFERS............................     30
   (I) PERMITTED TRANSFEREES.............................................     31
   (J) PUBLIC OFFERING PROVISIONS........................................     31
   (K) SHARES HELD BY CPO TRUSTEE........................................     34
   (L) PARTICIPATION RIGHT (TAG-ALONG RIGHTS) ON TRANSFERS BY QUALIFIED
          INVESTORS TO OTHER QUALIFIED INVESTORS.........................     34
   (M) RESTRICTION ON COMPETITION BY GRUPO VAC INVESTORS.................     36
   (N) TERMINATION.......................................................     36

SECTION 6. FOREIGN INVESTMENT AND TELECOMMUNICATION LAW..................     37

SECTION 7. SHARE CERTIFICATE NOTATION....................................     37

SECTION 8. MISCELLANEOUS.................................................     38
   (A) AMENDMENT AND WAIVER..............................................     38
   (B) SUCCESSORS AND ASSIGNS............................................     38
   (C) COUNTERPARTS......................................................     38
   (D) NOTICES...........................................................     38
   (E) GOVERNING LAW; JURISDICTION.......................................     39
   (F) ARBITRATION.......................................................     39
   (G) GOVERNING LANGUAGE................................................     40
   (H) U.S. GAAP.........................................................     40
   (I) RULE OF CONSTRUCTION..............................................     40
   (J) FURTHER ASSURANCES................................................     40
   (K) COMPLETE AGREEMENT................................................     40
   (L) SPECIAL PROVISIONS FOR OPTIONHOLDERS..............................     40
   (M) TERMINATION OF AGREEMENT..........................................     41
   (N) UNDERSTANDING AMONG THE SECURITYHOLDERS...........................     41
   (O) ACKNOWLEDGMENT RE KIRKLAND & ELLIS LLP............................     42

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                           THIRD AMENDED AND RESTATED
                            SECURITYHOLDERS AGREEMENT

          THIS THIRD AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT (this "Agreement") is entered into as of July 20, 2006 by and among (i) Maxcom Telecomunicaciones, S.A. de C.V. (formerly known as Amaritel, S.A. de C.V.), a corporation organized under the laws of Mexico (the "Company"), (ii) each of the entities listed on the signature pages hereto, and (iii) each of the shareholders of the Company listed on the signature pages hereto. The shareholders and, as applicable, optionholders are referred to herein collectively as the "Securityholders" and individually as a "Securityholder". Except as otherwise indicated herein, capitalized terms used herein are defined in Section 1 hereof.

          WHEREAS, on May 21, 1998, the Company, certain investors, the Existing Securityholders and Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero Bancomer, Direccion Fiduciaria, as trustee, executed and delivered an Irrevocable Administration and Security Trust Agreement (as amended from time to time, the "Security Trust Agreement");

          WHEREAS, on May 23, 1998 the Company shareholders entered into a Securityholders Agreement (the "Original Securityholders Agreement");

          WHEREAS, on February 21, 2000, the Company shareholders approved a restructuring of the Company's capital structure, including the authorization of
(i) the issuance of nominative Series C shares of the Company with full voting rights and no par value (the "Series C Shares"), (ii) the conversion of a portion of the then existing Series A, Series B and Series N Shares into Series C Shares, (iii) creation of an Irrevocable Neutral Investment Trust (the "Neutral Investment Trust"), into which the Company (with respect to certain treasury stock) and the holders of Series N Shares and certain holders of Series A Shares and Series B Shares deposited such shares, fifty percent of which shares, simultaneously with their deposit into the trust estate, were converted into Series C Shares (and in the case of the Series A Shares and Series B Shares, were converted into Series C Shares and Series N Shares), and (iv) the issuance by Banco Nacional de Mexico, S.A., Institucion de Banca Multiple, Grupo Financiero Banamex Accival, Division Fiduciaria as Trustee with respect to the Neutral Investment Trust of ordinary participation certificates to the settlors of the Neutral Investment Trust (with each one ordinary participation certificate representing one Series C Share and one Series N Share) (collectively, the "First Restructuring");

          WHEREAS, on August 18, 2000 the Original Securityholders Agreement was amended and restated to, among other things, reflect the First Restructuring (as amended and restated, the "First Amended and Restated Securityholders Agreement");

          WHEREAS, on March 5, 2002, the Company shareholders approved, a second restructuring of the Company's capital structure, including the authorization of
(i) the conversion of the issued and outstanding Series C Shares into Series N Shares, (ii) the termination and liquidation of the Neutral Investment Trust,
(iii) the elimination of certain ownership restrictions on the Series N Shares,
(iv) the elimination of the voting rights of Series N Shares, (v) the increase in the authorized capital stock of the Company, (vi) the authorization and issuance of preferred Series A-1 Shares, Series B-1 Shares, Series N-1 Shares and Series N-2 Shares and (vii) the granting of certain approval rights to the Series B-1 Shares (collectively, the "Second Restructuring");


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          WHEREAS, the General Bureau of Foreign Investment of the Ministry of
Economy of Mexico (the "Bureau") reviewed and approved the Second Restructuring and the issuance of the new shares created thereunder;

          WHEREAS, on April 22, 2002, the Company filed its Second Amended and Restated Bylaws with the Public Registry of Property and Commerce of Mexico, Federal District and with the Bureau for approval of all provisions of such Second Amended and Restated Bylaws which differed from the form of the Company Bylaws submitted previously to the Bureau for approval, and the Bureau approved all such provisions;

          WHEREAS, as of April 29, 2002, the Neutral Investment Trust was terminated and the shares of the Company deposited therein were distributed to the holders;

          WHEREAS, on April 29, 2002 the parties hereto amended and restated the First Amended and Restated Securityholders Agreement for purposes, among other things of: (i) including new shareholders of the Company as parties, (ii) reflecting the Second Restructuring, (iii) amending the rights of the existing Series A Shares, Series B Shares and Series N Shares, (iv) establishing the rights of new Series A-1 Shares, Series B-1 Shares, Series N-1 Shares and Series N-2 Shares and (v) amending the composition and operation of the Company's Board of Directors (the "Board");

          WHEREAS, on July 17, 2006 the Company shareholders approved a restructuring of the Company's capital structure, including the authorization of
(i) the issuance of 2,825,124 Series A Shares and 75,988,379 Series N Shares (the "Grupo VAC Shares") representing approximately 16.34% of the total Shares of the Company authorized as of the signing date and (ii) the conversion of all then existing Series A-1, Series B-1, Series N-1 and Series N-2 Shares into Series A, Series B and Series N Shares, respectively, along with the elimination of certain preferred rights (collectively, the "Third Restructuring");

          WHEREAS, the Company will file on or prior to July 31, 2006 its Third Amended and Restated Bylaws, a true and complete copy of the English translation of which is attached hereto as Exhibit A with the Public Registry of Property and Commerce of Mexico, Federal District; and

          WHEREAS, the parties hereto desire to amend and restate the Second Amended and Restated Securityholders Agreement for purposes, among other things of: (i) including new shareholders of the Company as parties, (ii) reflecting the Third Restructuring, (iii) amending the rights of the existing Series A Shares, Series B Shares and Series N Shares, (iv) eliminating the rights of Series A-1 Shares, Series B-1 Shares, Series N-1 Shares and Series N-2 Shares, and (v) amending the composition and operation of the Company's Board of Directors (the "Board").

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Second Amended and Restated Securityholders Agreement to reflect (i) the inclusion of the Grupo VAC Investors as a party hereto, (ii) the omission of certain former Shareholders as parties hereto and (iii) the following agreements:

     SECTION 1. Definitions.


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     Capitalized terms used herein will have the meaning set forth in this
Section 1.

     "Advisory Committee" has the meaning set forth in Section 2(e).

     "Affiliate" of any Person means any other Person controlling, controlled by or under common control with such particular Person, and "control" means the possession, directly or indirectly, of the power to direct the management, policies, assets and ownerships of a Person, whether through the ownership of voting securities, contract or otherwise.

     "Aguirre Group Investors" means, with respect to the Series A Shares only, collectively, Adrian Aguirre G., Maria Guadalupe Aguirre G. and Maria Elena Aguirre G., and their respective successors in interest and Permitted Transferees.

     "Approved Plan" has the meaning set forth in Section 3(d)(iv).

     "BA Investors" means, collectively, BankAmerica International Investment Corporation, BankAmerica Investment Corporation, BASCFC-Maxcom Holdings I, LLC, BAS Capital Funding Corporation, Nexus-Maxcom Holdings I, LLC, Nexus-Banc of America Fund II, L.P., Edward McCaffrey and their respective successors in interest and Permitted Transferees.

     "Bachow Investors" means, collectively, Bachow Investment Partners III, LP ("BIP"), Bachow & Associates, Inc., each of the limited partners of BIP, the general partner of BIP (and its limited partners and general partners), the direct and indirect equity holders of any thereof, Paul S. Bachow, Salvatore A. Grasso and Jay D. Seid and each of their respective successors and permitted assigns and permitted transferees.

     "Bank of America" means, Bank of America Corporation and any successor in interest thereto.

     "Bansi Credit Agreement" means the credit agreement with fiduciary guarantee and joint guarantor, dated as of December 20, 2004, by and between Bansi, S.A. Institucion de Banca Multiple as Lender, Telereunion, S.A. de C.V. as Borrower and Telereunion International, S.A. de C.V. as Guarantor for an amount of up to MX$51,000,000.00.

     "Bureau" has the meaning set forth in the recitals to this Agreement.

     "Board" has the meaning set forth in the recitals to this Agreement.

     "Business" means the business of providing local, long distance and network telecommunications services in Mexico pursuant to concessions and/or permits issued by the Mexican government and the sale or rental of related equipment to subscribers of such services.

     "Committee" has the meaning set forth in Section 2(d).

     "Company" means Maxcom Telecomunicaciones, S.A. de C.V., a Mexican stock corporation with variable capital, and any successor-in-interest thereto.

     "Company Bylaws" means that certain Maxcom Telecomunicaciones, S.A. de C.V. Third Amended and Restated By-Laws, dated as of July 17, 2006, as such agreement may be amended


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from time to time thereafter pursuant to the terms and restrictions set forth therein, a true and complete copy of which is attached as Exhibit A hereto.

     "Covered Persons" has the meaning set forth in Section 2(g).

     "Covered Transaction" has the meaning set forth in Section 5(g)(v).

     "CPO" means a certificate of participation issued to a beneficiary of the trust established pursuant to the CPO Investment Trust Agreement.

     "CPO Investment Trust Agreement" means that certain Irrevocable Investment Trust Agreement, dated as of April 29, 2002, by and among the Company and the bank initially appointed by Company as the trustee thereunder, as such agreement may be amended from time to time thereafter pursuant to its terms and the restrictions set forth in the Company Bylaws.

     "CPO Trustee" means the trustee under the CPO Investment Trust Agreement and any successor thereto.

     "Drag-Along Sale" has the meaning set forth in Section 5(f)(i).

     "Equity Securities" means any equity securities of an issuer or debt securities of an issuer with equity features or other securities exercisable or convertible into equity securities of such issuer or any of its subsidiaries (including, without limitation, Options) or any other securities of such issuer containing any profit participation features (including, without limitation, stock appreciation rights and phantom stock).

     "Exempt Transfers" has the meaning set forth in Section 5(b).

     "Family Group" with respect to a natural person, means such natural person's spouse, parents, siblings and descendents (whether natural or adopted) and any trust solely for the benefit of such natural person and/or such natural person's spouse and/or descendents (whether natural or adopted).

     "Grupo VAC Agreements" means the TR Purchase Agreement, the Holdback Trust Agreement, CFE Credit Agreement, Security Trust Agreement, Securityholders' Agreement, the Post-Closing Matters Side Letter Agreements, the Bansi Credit Agreement, and any agreement between the Company or any of its Subsidiaries and Sierra Communications Globales, S.A. de C.V.

     "Grupo VAC Director" has the meaning set forth in Section 2(a)(i).

     "Grupo VAC Investors" means Eduardo Vazquez Arroyo Carstens, Gabriel Agustin Vazquez Arroyo Carstens, Alina Georgina Carstens de Vazquez Arroyo, Telereunion International, S.A. de C.V., Controladora Profesional Regiomontana, S.A. de C.V., and their respective successors in interest and Permitted Transferees.

     "Grupo VAC Key Matter" has the meaning set forth in Section 3(c).

     "Grupo VAC Limited Offer" has the meaning set forth in Section 5(g).


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     "Grupo VAC Offer" has the meaning set forth in Section 5(g)(ii).

     "Grupo VAC Offer Right Conditions: has the meaning set forth in Section 5(g)(i).

     "Grupo VAC RLO Notice" has the meaning set forth in Section 5(g).

     "Grupo VAC Representative" means Eduardo Vazquez Arroyo Carstens so long as he is a Grupo VAC Investor, and thereafter, such person as designated in writing to the Company by the Grupo VAC Investors holding a plurality of all Shares held of record by the Grupo VAC Investors.

     "Grupo VAC ROFO Notice" has the meaning set forth in Section 5(g)(i).

     "Grupo VAC Threshold Percentage" means 11%; provided, however, that if, after the date the Company Bylaws are adopted by the shareholders, the Company issues Shares as consideration for the acquisition by the Company or its subsidiaries of the assets or capital stock of one or more companies, and as the result of such issuance of Shares, the Grupo VAC Investors' beneficial ownership of outstanding Shares is less than 11%, then the Grupo VAC Threshold Percentage shall be 7%.

     "Guidelines" means the Company Guidelines attached hereto as Exhibit B.

     "Holdback Trust Agreement" means the Irrevocable Administration and Holdback Security Trust Agreement, dated as of July 20, 2006, as such agreement may be amended from time to time thereafter pursuant to its terms, among the Company, the Grupo VAC Investors and Banco Mercantil del Norte, S.A., Institucion de Banca Multiple, Grupo Financiero Banorte, as trustee.

     "Independent Third Party" means, at any applicable date of determination, any Person, other than any holder of more than 5% of the Shares issued and outstanding on such date; provided, however, that the Grupo VAC Investors and their Affiliates shall be deemed Independent Third Parties hereunder for purposes of the definition of "Sale of the Company".

     "Investors" means the Aguirre Group Investors, BA Investors, the Grupo VAC Investors, the Bachow Investors, Latinvest Strategic Investment Fund, L.P., and Credit Suisse First Boston Corporation. For purposes of the registration rights set forth in Section 5(j), "Investor" also includes L.D. Coltrane, III, Michael
R. Coltrane, Samuel E. Leftwich and Thomas A. Norman.

     "Investor Transfer Notice" has the meaning set forth in Section 5(d)(i).

     "Neutral Investment Trust" has the meaning set forth in the recitals to this Agreement.

     "Nexus" means, collectively, Nexus-Maxcom Holdings I, LLC and Nexus-Banc of America Fund II, L.P. (together with any successor-in-interest).

     "Nexus Director" has the meaning set forth in Section 2(a)(ii).

     "Nexus Key Matter" has the meaning set forth in Section 3(b).

     "Non-CPO Securityholder" has the meaning set forth in Section 5(c)(i).


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     "Offer Notice" means a notice disclosing the number of Shares to be transferred, the proposed price, terms and conditions of the Transfer and the identity of the prospective transferee(s) who submitted the offer.

     "Option" means a right, option or warrant to subscribe for or to purchase any series of Shares.

     "Permitted Transferees" has the meaning set forth in Section 5(i).

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity or any department, agency or political subdivision thereof.

     "Post-Closing Matters Side Letter Agreement" has the meaning set forth in the TR Purchase Agreement.

     "Public Offering" means the consummation of a public offering (whether a primary or a secondary offering) registered under the Mexican securities laws, rules and regulations or the Securities Act of Shares, CPOs, certificates of participation, American depositary receipts or other similar securities representing an economic ownership interest in Shares.

     "Public Sale" means any sale of Shares to the public (i) pursuant to an offering registered under the Mexican securities laws and/or the United States securities laws in accordance with the registration statement covering such Shares or (ii) through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or similar provision then in force) adopted under the United States securities laws.

     "Qualified Affiliate" of any Person means (i) any other Person 90% or more of whose equity and other voting securities are beneficially owned by such Person or (ii) any other Person who beneficially owns 90% or more of the equity and other voting securities of such Person (it being understood that, notwithstanding the foregoing, each of the BA Investors, Nexus Partners I, LLC (and any private equity fund managed by Nexus Partners I, LLC) and any Affiliate of Bank of America in which Bank of America holds, directly or indirectly, at least a majority of the economic interests thereof shall be deemed to be Qualified Affiliates of one another).

     "Qualified Investor" has the meaning set forth in Section 5(d)(i).

     "Qualified Public Offering" means a Public Offering that yields aggregate net proceeds to the Company of at least U.S.$50,000,000 (fifty million U.S. dollars).

     "Recusal" has the meaning set forth in Section 5(g)(xi).

     "Registration Request" has the meaning set forth in Section 5(j)(ii).

     "Regulatory Amendments" means any amendment of the Foreign Investment Law and the Federal Telecommunications Law of Mexico permitting the unrestricted ownership and/or control of the Company by one or more foreign entities.

     "Required Approvals" has the meaning set forth in Section 3(a).


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     "Restricted Matters" has the meaning set forth in Section 5(g)(xi).

     "Restricted Persons" has the meaning set forth in Section 3(d)(ii).

     "Restricted Share(s)" has the meaning set forth in Section 5(b).

     "Restricted Share Transfer Consent" has the meaning set forth in Section 5(b).

     "RFR Free Transfer Period" has the meaning set forth in Section 5(c)(iii).

     "ROFO Free Transfer Period" has the meaning set forth in Section 5(d)(iii).

     "ROFO-RLO Free Period" has the meaning set forth in Section 5(g)(ii).

     "Sale of the Company" shall mean any transaction or series of related transactions involving (i) a sale of all or substantially all of the consolidated assets of the Company to any Independent Third Party or group of Independent Third Parties or (ii) a merger, recapitalization or reorganization of the Company, the sale or transfer of assets of, or any equity interest in, or any securities convertible into or exchangeable for an equity interest, in the Company, or other similar transaction or business combination involving the Company, in each case after which at least a majority of the beneficial and record ownership of the Shares then outstanding would be owned by any Independent Third Party or group of Independent Third Parties.

     "Second Amended and Restated Bylaws" means the Bylaws of the Company approved by the shareholders of the Company on March 5, 2002.

     "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Securityholder" means any shareholder and, as applicable, any optionholder of the Company.

     "Security Trust Agreement" means the Third Amended and Restated Irrevocable Administration and Security Trust Agreement, dated as of July 20, 2006, by and among the Company, certain Securityholders and Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero Bancomer, Direccion Fiduciaria, as trustee, as such agreement may be further amended from time to time thereafter pursuant to its terms.

     "Series A Directors" has the meaning set forth in Section 2(a)(i).

     "Series B Directors" has the meaning set forth in Section 2(a)(ii).

     "Series A Shares" means the Company's nominative, series A shares with full voting rights, no par value and which may only be held by Mexican individuals or Mexican entities with a clause in their by-laws prohibiting foreign ownership.

     "Series B Shares" means the Company's nominative, series B shares with full voting rights, no par value and which may be held by Mexican and foreign individuals or entities.


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

     "Series N Shares" means the Company's nominative, series N shares without voting rights and no par value (and, without limitation of the foregoing, for all purposes hereunder, includes any securities converted into Series N Shares on or prior to the date of this Agreement).

     "Shares" means, at any given time, collectively, the Company's (i) Series A Shares, (ii) Series B Shares, (iii) Series N Shares, and (iv) any subsequently authorized series or class of capital stock of the Company. For purposes of clarification, CPOs are not Shares.

     "Strategic Combination" has the meaning set forth in Section 5(g)(vi).

     "Subsidiary Board" has the meaning set forth in Section 2(c).

     "Tag-Along Right Notice" has the meaning set forth in Section 5(e)(i).

     "Tag-Along Window" has the meaning set forth in Section 5(e)(ii).

     "TR Purchase Agreement" means the Share Purchase and Sale Agreement, dated as of July 20, 2006, by and among Telereunion International, S.A. de C.V., Controladora Profesional Regiomontana, S.A. de C.V., Eduardo Vazquez Arroyo Carstens, Gabriel Agustin Vazquez Arroyo Carstens, the Company and Maxcom Servicios Administrativos, S.A. de C.V, as such agreement may be amended from time to time thereafter pursuant to its terms.

     "Transaction Agreements" means (i) the Company Bylaws, (ii) this Agreement,
(iii) the Guidelines attached hereto as Exhibit B, (iv) the Security Trust Agreement, (v) the CPO Investment Trust Agreement, (vi) any Grupo VAC Agreement, and (vii) each of the other instruments and agreements contemplated hereby and thereby. Transaction Agreements shall include, to the extent applicable, each Transaction Agreement as such agreement may be amended from time to time in accordance with its terms and this Agreement.

     "Transfer" means, with respect to any interest, any direct or indirect sale, exchange, transfer, assignment, pledge or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any such interest (including, without limitation, a beneficial interest in such interest).

     "Transferring Non-Investor Securityholder(s)" has the meaning set forth in
Section 5(c).

     "Transferring Securityholder" has the meaning set forth in Section 5(e)(i).

     SECTION 2. BOARD OF DIRECTORS.

     (a) Board Composition. Subject to the provisions set forth in Section 6 hereof, the Company shall be managed by the Board and the Board shall be composed of 9 (nine) members and the same number of alternate members. An alternate member of the Board may only serve as alternate director for the Board member for whom such alternate Board member is specifically designated to serve as an alternate. The following individuals shall be elected to the Board:

          (i) 5 (five) members (and 5 (five) alternates) designated by the holders of the Series A Shares. Of such Board members and alternates, 1
     (one) member (and its respective alternate) shall be designated by the Grupo VAC Investors; provided, however, that (A) the


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     Grupo VAC Investors continue to hold, in the aggregate, at least the Grupo
     VAC Threshold Percentage of the issued and outstanding Shares of Maxcom and
     (B) the Grupo VAC Investors and their respective Affiliates fully comply with the conditions set forth in Section 5(m) (the "Grupo VAC Director"). The remainder of such board members (and alternates) shall be designated by the holders of a majority of the Series A Shares present at a shareholders' meeting and entitled to vote thereat voting together as a single class on any such designation (the "Series A Directors"); and

          (ii) 4 (four) members (and 4 (four) alternates) designated by the holders of a majority of the Series B Shares present at a shareholders' meeting and entitled to vote thereat voting together as a single class on any such designation (the "Series B Directors"); provided, however, that a Series B Director (and alternate) shall only be elected if nominated as a Series B Director (or alternate, as the case may be), by Nexus (any Series B Director actually nominated by Nexus and elected by the holders of a majority of the Series B Shares acting jointly, a "Nexus Director");

     (b) Director Vacancies. Unless otherwise required by applicable Mexican law, if any party entitled to designate a Director pursuant to the terms of this
Section 2 fails to do so, such Director seat shall remain vacant until filled in accordance with this Section 2.

     (c) Subsidiary Boards. At the request of any Nexus Director or the Grupo VAC Director, the composition of the board of directors or similar body of each of the Company's subsidiaries (a "Subsidiary Board") shall include at least 1
(one) Nexus Director and 1 (one) Grupo VAC Director.

     (d) Committees. At the request of any Nexus Director or Grupo VAC Director, each committee of the Board and each committee of each Subsidiary Board (each, a "Committee") shall include at least 1 (one) Nexus Director and 1 (one) Grupo VAC Director.

     (e) Advisory Committee. The Board shall establish an advisory committee (the "Advisory Committee"). The Advisory Committee shall be responsible for advising the Board regarding, and shall oversee, the Company's continuing operations; provided, however, that the Advisory Committee shall not have the authority to approve any matters and shall only have the authority to recommend matters to the full Board. The Advisory Committee shall include (i) the Company's then current Chief Executive Officer, (ii) Adrian Aguirre G., (iii) 1
(one) Grupo VAC Director (so long as the Grupo VAC Investors are entitled to appoint 1 (one) Grupo VAC Director), and (iv) 3 (three) Series B Directors (including at least 2 (two) Nexus Directors).

     (f) Removal of Directors. The removal (with or without cause) of any member of the Board, a Subsidiary Board or a Committee shall be only upon written request of the Securityholder(s) who designated such member. If any individual ceases, for any reason, to serve as a member of the Board, a Subsidiary Board or a Committee, the vacancy shall be filled by a new member selected by the Securityholder(s) who designated such member. If any member of the Board (or with respect to a Subsidiary Board or any Committee, any Nexus Director) cannot attend any meetings thereof, the alternate member designated by the Securityholder(s) who designated such member (or by Nexus, with respect to the Nexus Director) may attend such meetings in lieu of the absent Board member, and such alternate member shall be given all written notices, materials and information regarding all meetings of the Board, such Subsidiary Board or Committee and shall be entitled to vote at such meeting as a member of the Board, such Subsidiary Board or Committee (it being understood that any alternate member may nonetheless attend any meeting of the Board, a Subsidiary Board or a Committee of the Board as an observer and shall be entitled to receive copies of all materials and information regarding such meeting, even if the principal Board member is present, but in no event shall such alternate member vote in such meeting of the Board if the principal Board member is present at such meeting). If a member of the Board, a Subsidiary Board or a Committee and such member's alternate member of the Board, Subsidiary Board or Committee both attend a meeting of the Board, a Subsidiary Board or Committee, only the member of the Board, Subsidiary Board or Committee (as opposed to the alternate member) shall be entitled to vote at such meeting.

     (g) Covered Persons Liability. None of the members of the Board, Subsidiary Board or of any Committee (including alternate members), and none of the Company's officers (collectively, "Covered Persons") shall be liable to any Securityholder or the Company for (i) any action taken or inaction in good faith with respect to the Company which is not a violation of the material provisions of this Agreement and which is not grossly negligent or willfully malfeasant,
(ii) any action or inaction in good faith arising from reliance upon the opinion or advice as to legal matters of legal counsel or as to accounting matters of accountants selected by any of them with reasonable care, or (iii) any action or inaction in good faith of any agent, contractor or consultant selected by any of them with reasonable care. In the event of a Covered Person's bad faith, gross negligence or willful malfeasance in connection with any action taken or inaction in good faith with respect to the Company which is not a violation of the material provisions of this Agreement, such Covered Person shall only be liable to the extent of such bad faith, gross negligence or willful malfeasance.

     (h) Expenses. The Company shall pay the reasonable, documented out-of-pocket expenses (including reasonable travel and lodging) incurred by each member (and each alternate member) of the Board in connection with attending each meeting of the Board, any Subsidiary Board or any Committee attended by such member (and alternate) and other expenses reasonably incurred in connection with the discharge of such members' duties as a member of the Board, any Subsidiary Board or Committee.

     SECTION 3. BOARD AND SECURITYHOLDER ACTIONS.

     (a) Required Approvals. The approval of each of the Key Matters listed in this Section 3 ("Required Approvals") shall be submitted to the Board for authorization and approval; provided, however, that the Board approval shall also require the affirmative vote of at least 1 (one) Nexus Director with regard to Nexus Key Matters and, except as set forth in Sections 3(e) and 3(g), 1 (one) Grupo VAC Director with regard to Grupo VAC Key Matters. In addition, (i) each Nexus Key Matter shall require the approval of Nexus, solely in its capacity as a Shareholder (and without any fiduciary duty to the Company or any of the Shareholders) and (ii) except as set forth in Sections 3(e) and 3(g) below, each Grupo VAC Matter shall require the approval of the Grupo VAC Representative acting on behalf of all of the Grupo VAC Investors, solely in his capacity as the Grupo VAC Representative (and without any fiduciary duty to the Company or any of the Shareholders, including any Grupo VAC Investor). The Company shall take (or cause to be taken) all necessary actions so that any Nexus Key Matter or Grupo VAC Key Matter which is submitted to the Shareholders for approval (in lieu of approval by the Board) shall also be subject to the approval of Nexus or the Grupo VAC Representative (on behalf of the Grupo VAC Investors), as applicable. Any approval rights of Nexus in its capacity as a Shareholder under this Section 3(a) may also be exercised in writing by Bank of America on behalf of Nexus.

     (b) Nexus Key Matters. The following subject-matters shall each be considered a "Nexus Key Matter" requiring special approval thereof as set forth in Section 3(a):

          (i) the issuance of any Equity Securities of the Company or any of its subsidiaries other than 28,368,087 shares (as adjusted for stock splits, stock dividends, recapitalizations and similar events) issued pursuant to existing stock options and management incentive plans of the Company shown on the Company's records (as of the date of the approval of these Bylaws by the Company's shareholders) as reserved for future issuance pursuant to such stock options and existing management incentive plans;

          (ii) the declaration, setting aside or payment of any dividends on, or making any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of the Company to its parent;

          (iii) the purchase, redemption or other acquisition of any Equity Securities of the Company or any of its subsidiaries or reduction in capital of any Shares or any securities of the Company's subsidiaries;

          (iv) the entering into by the Company or any of its subsidiaries of any new line of business;

          (v) the manner in which the shares or other interests of any subsidiary or entity owned by the Company shall be voted at shareholders' or equivalent meetings of any such subsidiary or entity with respect to any matter of the type covered by this Section 3;

          (vi) any amendments, modifications, waivers or changes to or terminations of (A) any of the concessions/licenses granted by the Mexican authorities to conduct the main business of the Company, (B) the Company Bylaws, (C) any of the following, in each case as in effect on the date hereof, (1) any employment, consulting, confidentiality or non-competition agreement between the Company (or any of its subsidiaries) and any officer or key employee of the Company (or any of its subsidiaries), (2) any Grupo VAC Agreement, (3) this Agreement (including, without limitation, the Company Guidelines attached hereto as Exhibit B), (4) the Security Trust Agreement, or (5) the CPO Investment Trust Agreement, (D) any other instruments or agreements to which the Company is a party entered into as of or after the date hereof which were submitted for approval pursuant to
     Section 3(a), or (E) any other agreements to which the Company is a party entered into after the date of approval of the Company Bylaws by the Securityholders, the amendment of which would require approval under
     Section 3(a) if such agreement were in effect on the date hereof;

          (vii) the subdivision or combination in any way of the outstanding Shares of 1 (one) class or series of Shares of the Company or any of its subsidiaries, unless the outstanding Shares of the other class or series of Shares of the Company or its subsidiary, as applicable, shall also be proportionately subdivided or combined in a similar manner;

          (viii) except as provided in Section 5(j), granting to any Person the right to request the Company to register any Shares; provided, however, that the Company may grant rights to other Persons to participate in piggyback registrations so long as such rights are subordinate in all respects to the rights of Investors set forth herein;

          (ix) any commitment or agreement to do any of the foregoing; and

          (x) any of the matters set forth in Section 3(d) below.

     (c) Grupo VAC Key Matters. Subject to and conditioned upon compliance by the Grupo VAC Investors and their respective Affiliates with the conditions set forth in Section 5(m), the following subject-matters shall each be considered a "Grupo VAC Key Matter" requiring special approval thereof as set forth in
Section 3(a):

          (i) the issuance of any Equity Securities of the Company or any of its subsidiaries for a per share price below US$0.3957 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) other than
     (A) issuances of up to 28,368,087 shares (as adjusted for stock splits, stock dividends, recapitalizations and similar events) pursuant to existing stock options and management incentive plans of the Company shown on the Company's records (as of the date of the approval of these Bylaws by the Shareholders) as being reserved for future issuance pursuant to such stock options and existing management incentive plans and (B) issuances of Equity Securities as consideration for the acquisition of the assets or capital stock of 1 (one) or more companies;

          (ii) any amendments, modifications, waivers or changes to or terminations to (A) any of the concessions/licenses granted by the Mexican authorities to conduct the main business of the Company, (B) the Company Bylaws (but only to the extent such amendment is an amendment (1) to the definition of Grupo VAC Threshold Percentage, (2) to Section 11(a), 11(c) and/or 11(d) of the Company Bylaws or (3) that is otherwise material and adverse to the rights of the Grupo VAC Investors under these Bylaws), or
     (C) any of the Grupo VAC Agreements which would have a material adverse effect on the rights of the Grupo VAC Investors thereunder;

          (iii) any commitment or agreement to do any of the foregoing; and

          (iv) any of the matters set forth in Section 3(d) below.

     (d) Nexus and Grupo VAC Key Matters. The following subject-matters shall each be considered as both a Nexus Key Matter and, subject to and conditioned upon compliance by the Grupo VAC Investors and their respective Affiliates with the conditions set forth in Section5(m), a Grupo VAC Key Matter requiring special approval thereof as set forth in Section 3(a):

          (i) any assignment by the Company or any of its subsidiaries for the benefit of creditors or the voluntary commencement of any proceeding relating to the Company or any of its subsidiaries under any bankruptcy, reorganization, insolvency, suspension of payments, dissolution or liquidation law of any jurisdiction;

          (ii) the entering into by the Company or any of its subsidiaries, or amendment of the material terms of, any transaction or series of related transactions with any of the Company's officers, directors, employees, bondholders, shareholders, or any of their respective Affiliates or any individual related by blood or marriage to any such Person or any Person in which any such Person owns a beneficial interest or any Affiliate of any of the foregoing (collectively, "Restricted Persons"), other than any such transaction or series of related transactions involving (A) the issuance of debt or equity securities in which the Grupo VAC Investors are given a pre-emptive participation right to purchase their pro rata share of any such securities, (B) U.S. $1,000,000 (one million U.S. dollars) or less in the aggregate over the term of such transaction(s), or (C) customary banking relationships, in the case of this clause (C) and clause (B) above, entered into in the ordinary course of business on an arm's length basis and on terms no less favorable than those available from a third party (in each case as determined by a Nexus Director);

          (iii) the election, appointment or removal of any of the following key executives of the Company or any of its subsidiaries: the Chief Executive Officer, the General Managers of any business units, the Chief Operating Officer, the Chief Financial Officer, the Director of Marketing or the Chief Engineer, or any other individual with a similar or more senior title or position, and the approval of salary, compensation and benefit or other similar plans for such key executives;

          (iv) the approval of the Company's and its subsidiaries' annual business plan and annual budget for each fiscal year (as approved, including any amendments or modifications thereto permitted by the Company Bylaws, the "Approved Plan"); the approval of any amendment to, modification of or expenditures in excess of such Approved Plan; and the approval to enter into any material transaction outside of the ordinary course of business and not contemplated in any Approved Plan; provided, however, that if the annual business plan and budget are not approved by the Board in accordance herewith then the annual business plan and budget for the immediately preceding year shall be the Approved Plan;

          (v) the entering into or amendment of any agreement which would (under any circumstance) restrict the Company's or any of its subsidiaries' right or ability to perform the provisions of the Company Bylaws or any agreements or instruments to which it is a party together with its Securityholders or to conduct its business as currently conducted or as proposed to be conducted at any time;

          (vi) the incurrence or assumption by the Company and/or any of its subsidiaries of any indebtedness (including capitalized lease obligations) or other liabilities (other than trade payables incurred in the ordinary course of business which are not past due), and the mortgaging, pledging or incurring of a lien, encumbrance or other restriction on any of the assets or properties of the Company and/or any of its subsidiaries exceeding U.S. $10,000,000 (ten million U.S. dollars) in the aggregate at any time then outstanding or the amendment of any loan agreement, credit agreement, debenture or related document in connection with any indebtedness (including capitalized leases) approved pursuant to this Section 3;

          (vii) subject to the limitations set forth in Section 3(e), the Transfer or other disposal of all or a significant portion of the assets or Equity Securities of the Company or any of its subsidiaries (including, but not limited to, any Shares held by the Company as treasury shares) by the Company or any of its subsidiaries in any form of transaction, or the merger, consolidation, spin-off, recapitalization, reorganization (including a change in the legal nature of the Company or any of its subsidiaries), dissolution or liquidation of the Company or any of its subsidiaries;

          (viii) the establishment by the Company or any of its subsidiaries of any subsidiary or the issuance by the Company or any of its subsidiaries of any loans or advances to, guarantees for the benefit of, or investments in, any Person other than a wholly-owned subsidiary (other than advance payments made to suppliers in the ordinary course of business not exceeding an aggregate of U.S. $2,000,000 (two million U.S. dollars) outstanding at any time);

          (ix) any redemption of Shares by the Company, other than a pro-rata redemption of Shares (without regard to class or series of Shares) held by all of the Securityholders; and

          (x) any commitment or agreement to do any of the foregoing.

For purposes of clarification, (A) the elimination of the above matters as Grupo VAC Key Matters shall not affect the designation of such matters as Nexus Key Matters and (B) the right described in Section 3(d)(ix) above is in addition to the Nexus Key Matter right described in Section 3(b)(ii).

     (e) Grupo VAC Voting Limitations. Notwithstanding anything to the contrary contained herein, neither the Grupo VAC Investors, the Grupo VAC Representative nor the Grupo VAC Director shall have any rights pursuant to this Section 3 to approve (i) any Qualified Public Offering (or any transactions undertaken in connection with such a Qualified Public Offering), (ii) a Sale of the Company,
(iii) a Drag-Along Sale, (iv) subject to the Grupo VAC Investors' right of first offer set forth in Section 5(g), any divesture by the BA Investors of all of their beneficial and record ownership of Shares to any Person (or related Persons), or (v) any action or decision by the Company under or with respect to the Grupo VAC Agreements (e.g., the delivery of a notice or claim under the Holdback Trust Agreement). In connection with any of the matters described in clauses (i) through (v) of the preceding sentence, the Grupo VAC Investors and their Permitted Transferees shall vote, and shall cause the Grupo VAC Director to vote all of the Shares beneficially owned or owned of record by the Grupo VAC and its Permitted Transferees in the same manner as the BA Investors vote their Shares (and shall cause the Grupo VAC Director to vote such Shares in the same way that the Nexus Director votes its Shares).

     (f) Additional Approvals. The Required Approvals set forth in this Section 3 are in addition to and shall in no way limit or otherwise affect the obligation of the Company to also (i) submit to the Board for approval other matters which are required to be submitted to the Board for approval by applicable law or the Company Bylaws or this Agreement or (ii) obtain any additional approvals which may be required by applicable law, the Company Bylaws or this Agreement.

     (g) Grupo VAC Voting Rights Termination. The Grupo VAC Representative's, the Grupo VAC Investors', and the Grupo VAC Director's rights under this Section 3 shall terminate upon the earliest to occur of (A) the consummation of a Sale of the Company, (B) the consummation of a Qualified Public Offering, (C) the percentage of the outstanding Shares owned beneficially or of record by the Grupo VAC Investors becomes less than the Grupo VAC Threshold Percentage and (D) the failure of the Grupo VAC Investors and their respective Affiliates to comply with Section 5(m).

     SECTION 4. COVENANTS.

     (a) Financial Statements and Other Information. To the extent required in writing, and subject in the case of the Grupo VAC Investors to their compliance with Section 5(m), the Company shall deliver to each Investor and each Member of the Board:

          (i) at least 30 (thirty) days, but not more than 90 (ninety) days, prior to the beginning of each fiscal year, a strategic business plan and budget, prepared on a monthly basis for the Company and its subsidiaries for such fiscal year (displaying anticipated statements of income, cash flows and balance sheets) and including investment requirements, assessments of the market, and 3-year financial projections;

          (ii) (A) promptly upon preparation thereof any significant budgets prepared by the Company and any revisions of the Approved Plan or other budgets; (B) within 20 (twenty) days after any monthly period, a report comparing actual performance against that month's budgetary projections contained in the Approved Plan and containing information and data reasonably requested by the Investors; and (C) within 20 (twenty) days after any monthly period in which there is a material adverse deviation from the Approved Plan, an officer's certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

          (iii) as soon as available but not more than 30 (thirty) days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and unaudited consolidating and consolidated balance sheets of the Company and its subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the Approved Plan and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with Mexican generally accepted accounting principles and shall be certified by an officer of the Company;

          (iv) (A) accompanying the financial statements referred to in Section 4(a)(iii), an officer's certificate stating that (1) there is no material, continuing breach by the Company or, to the best knowledge of the Company, by any Securityholder under this Agreement and that neither the Company nor any of its subsidiaries is in default under any of its other material agreements, the concession/license granted by the Mexican government to conduct the Business or the Guidelines and (2) the Company and its Subsidiaries have fully complied with the laws referenced in this Section 4(a) and Section 4(b), including the United States Foreign Corrupt Practices Act (the "FCPA"), and/or (B) promptly (but, in any event, within five business days) after the discovery or receipt of notice of any material, continuing breach by the Company or, to the best knowledge of the Company, by any Securityholder under this Agreement, any noncompliance with the FCPA, any default under any material agreement to which it or any of its subsidiaries is a party which is not cured within 5 (five) days, any condition or event which is reasonably likely to result in any material liability under any federal, state or local statute or regulation relating to public health and safety, worker health and safety or pollution or protection of the environment or any other material adverse change, event or circumstance affecting the Company or any subsidiary (including, without limitation, the filing of any material litigation against the Company or any subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an officer's certificate specifying the nature and period of existence thereof, and what actions the Company and its subsidiaries have taken and propose to take with respect thereto;

          (v) within 90 (ninety) days after the end of each fiscal year (with respect to financial statements prepared in accordance with Mexican generally accepted accounting principles) and 120 (one hundred and twenty) days after the end of each fiscal year (with respect to United States generally accepted accounting principles), consolidating and consolidated statements of income and cash flows of the Company and its subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Approved Plan and to the preceding fiscal year, all prepared in accordance with both Mexican and United States generally accepted accounting principles (together with a reconciliation thereof) and accompanied by (A) with respect to the consolidated portions of such statements, an opinion of PricewaterhouseCoopers S.C. (Mexico) or another independent accounting firm acceptable to Nexus, which opinion contains no qualifications that relate to limitations on the scope of the audit, an adverse condition with respect to the Company, or an adverse act by the Company, excluding currency devaluations, force majeure events and acts of god, (B) a certificate from such accounting firm, addressed to the Board, stating that in the course of its examination nothing came to its attention that caused it to believe that there was a default by the Company or any subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any material agreement to which the Company or any subsidiary is a party or, if such accountants have reason to believe any such default by the Company or any subsidiary exists, a certificate specifying the nature and period of existence thereof, and
     (C) a copy of such firm's annual management letter to the Board;

          (vi) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

          (vii) within 10 (ten) days after transmission thereof, copies (in English) of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its shareholders and copies of all registration statements and all regular, special or periodic reports (other than those related solely to routine technical matters) which it files, or any of its officers or directors file, with respect to the Company, with the Bureau, the National Banking and Securities Commission and the Ministry of Communications and Transportation or the U.S. Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the

     Company to the public concerning material developments in the Company's and its subsidiaries' businesses; and

          (viii) with reasonable promptness, such other information and financial data concerning the Company and its subsidiaries as any Person entitled to receive information under this Section 4(a) may reasonably request in connection with the monitoring of their investment in the Company or their activities as a member of the Board.

     Each of the financial statements referred to in Sections 4(a)(iii) and 4(a)(v) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the condition (financial or otherwise), operating results, assets, operations or business prospects of the Company and its subsidiaries taken as a whole).

     The Grupo VAC Investor's rights under this Section 4 are subject to and conditioned upon compliance by the Grupo VAC Investors and their respective Affiliates with the conditions set forth in Section 5(m).

     All financial statements and other deliveries required under this Section 4(a) shall be expressed in both U.S. dollars and Mexican pesos (or the then current Mexican currency).

     (b) Compliance with U.S. Foreign Corrupt Practices Act. The Company shall, and shall cause each of its subsidiaries to at all times cause to be done all things necessary to, comply with (and, upon the request of Nexus from time to time, provide evidence to the Investors of the Company's and its subsidiaries' compliance with) the U.S. Foreign Corrupt Practices Act.

     (c) Inspection of Property. The Company shall permit any representative designated by a member of the Board at such times as any such Person may reasonably request during regular business hours after prior written notice of at least 2 (two) business days to (i) visit and inspect any of the properties of the Company and its subsidiaries, (ii) examine and copy the corporate and financial records of the Company and its subsidiaries, and (iii) discuss the affairs, finances and accounts of the Company and its subsidiaries with the directors, officers, key employees and independent accountants of the Company and its subsidiaries.

     (d) Confidentiality. Each Securityholder agrees that it shall use its reasonable efforts to, and shall use its reasonable efforts to cause its respective directors, officers, employees, former employees, advisors and Affiliates to, keep confidential any information or materials which (i) pertain to the Company or its subsidiaries or their respective businesses or (ii) pertain to matters designated as proprietary and confidential by the Company (collectively, "Confidential Information"); provided, however, that (A) any Confidential Information required by law, regulators or legal or administrative process to be disclosed may be disclosed without violating the provisions of this Section 4(d), (B) the Securityholders may disclose Confidential Information to their respective directors, officers, employees, former employees, advisors, investors, equity owners and Affiliates ("Affiliated Parties") and their respective Affiliated Parties if the disclosing party believes that such disclosure is necessary or desirable in connection with the monitoring of such Securityholders investment in the Company; provided, however, that such Affiliated Party must comply with the terms and provisions of this Section 4(d) as if they were named as a party for purposes hereto in lieu of the Securityholder, (C) the Securityholders (or any of their Affiliated Parties and their respective Affiliated Parties) may disclose Confidential Information in connection with the Transfer of any portion of Shares so long as such Person's transferee agrees in writing to be bound by the provisions hereof; provided, however, that such sale or transfer does not violate any provisions of this Agreement, and (D) this Section 4(d) shall not prohibit the Securityholders from disclosing any Confidential Information that is available to the public on the date hereof, or which thereafter becomes available to the public other than as a result of a breach of this Section 4(d); provided, however, that such Confidential Information may not be disclosed until it has, in fact, become available to the public other than as a result of a disclosure by the Securityholders or its Affiliated Party in violation of this agreement. Each of the Securityholders agrees and acknowledges that Confidential Information constitutes "industrial secrets" within the meaning of the Mexican Intellectual Property Law and is entitled to all of the protections afforded the Company by such law.

     (e) UBTI. Notwithstanding any provision of this Agreement to the contrary the Company shall not undertake any activity, operate any trade or business, or take any action, including without limitation the borrowing of money or the incurring of any other indebtedness, obligation, or liability, that would cause any Securityholder, any partner of any Securityholder, or any Person owning, directly or indirectly, any interest in a Securityholder or the Company, whose income is exempt from United States federal income tax (each, an "Affected Person"), to have or incur any unrelated business taxable income (as defined in Sections 511 through 514 of the United States Internal Revenue Code) on account of such activity or action without the express prior written consent of each Securityholder who is (or is acting on behalf of) an Affected Person, which consent may be granted, withheld or conditioned in such Securityholder's respective sole and absolute discretion.

     (f) Shareholders Meetings. Any Shareholders meeting shall be called and conducted in compliance with the applicable provisions of the Company's Bylaws.

     SECTION 5. RESTRICTIONS ON TRANSFER OF SHARES.

     (a) Transfer of Shares. No Securityholder shall Transfer any Shares (or any interest therein) or Options (or any interest therein) except pursuant to the provisions of this Section 5. Any Transfer in violation of this Section 5 shall be null and void ab initio and shall not be consented to, recognized or registered by the Company for any purpose.

     (b) Restricted Shares. Except for Transfers to (i) Permitted Transferees,
(ii) pursuant to a Sale of the Company or (iii) of Shares registered in a Public Offering (collectively, the Exempt Transfers), no Securityholder shall Transfer any Series A Shares or Series B Shares (the "Restricted Shares"), without the prior written approval of Nexus, solely in its capacity as a Securityholder (and without any fiduciary duty to the Company or any of the Company's Securityholders) which consent may be withheld for any reason or no reason (the "Restricted Share Transfer Consent"). If the Restricted Share Transfer Consent is obtained with respect to a proposed Transfer, the transferring holder of such Restricted Shares shall also comply with the requirements of Sections 5(c) (if a Non-Investor), 5(d) (if an Investor), 5(e), 5(f) and 5(g).

     (c) Rights of First Refusal on Transfers by Non-Investors. Except for an Exempt Transfer, at least 30 (thirty) days prior to any Transfer of any Shares by any Securityholder other than an Investor (the "Transferring Non-Investor Securityholders"):

          (i) Such Securityholder shall deliver written notice thereof (the "Offer Notice") to the Secretary of the Board who shall then promptly deliver such Offer Notice (but in any event within 5 (five) days) to each of the other Securityholders (other than the CPO Trustee) (the "Non-CPO Securityholders"), at the registered addresses of such Securityholders on file with the Company, disclosing the number of Shares to be Transferred, the proposed price, terms and conditions of the Transfer and the identity of the prospective transferee(s) who would acquire such Shares (if known at such time).

          (ii) The Non-CPO Securityholders may elect to purchase all (but not less than all) of the Shares to be Transferred on the same terms and conditions as those set forth in the Offer Notice. Each Non-CPO Securityholder desiring to participate shall give written notice within 30 (thirty) days after the Offer Notice has been given to the Secretary of the Board to the Transferring Non-Investor Securityholder of the maximum number of Shares that such Non-CPO Securityholder desires to purchase. If the Non-CPO Securityholders elect to purchase all such Shares thereunder, the Transfer of such Shares shall be consummated as soon as possible after the delivery of the purchase election notice(s) to the transferring Investor, but in no event later than 15 (fifteen) days after the expiration of such 30-day right of first refusal election period. If the aggregate number of Shares desired to be purchased by participating Non-CPO Securityholders exceeds the number of Shares to be Transferred pursuant to the Offer Notice, each Non-CPO Securityholders shall be entitled to purchase a pro rata number of Shares based on the Shares held by each such participating Non-CPO Securityholder.

          (iii) If, within 30 (thirty) days after the delivery of the Offer Notice, the Non-CPO Securityholders have not elected to purchase all of the Shares specified in the Offer Notice, the Transferring Non-Investor Securityholders may Transfer the Shares specified in the Offer Notice to the transferee(s) specified in the Offer Notice at a price and on terms no more favorable to the transferee(s) than are specified in the Offer Notice for a period of no more than 90 (ninety) days after the 30th day after delivery of the Offer Notice (the "RFR Free Transfer Period"). Any Shares not Transferred within such 90-day period shall remain subject to the provisions of this Section 5(c).

          (iv) If an electing Securityholder is not permitted under applicable Mexican law to hold the amount or type of Shares which such electing Securityholder would be otherwise entitled to purchase upon the exercise of its rights under this Section 5(c) (e.g. because such Securityholder is not Mexican), then such electing Securityholder may designate another purchaser who is qualified under Mexican law to purchase such Shares or, at its election, such electing Securityholder may request the Company to agree (to the extent permitted under Mexican law) to exchange such Shares to be purchased by such electing Securityholder (pursuant to the exercise of its rights under this Section 5(c)) for other securities of the Company which such Securityholder is permitted to purchase and which have identical rights as such Shares being transferred; provided, however, that, in order to comply with applicable law, the voting rights of such securities may be limited to the minimum level necessary to effect such compliance.

     (d) Right of First Offer on Transfers by Investors (other than BA
Investors).

          (i) Except for an Exempt Transfer or a Transfer to a Grupo VAC Investor pursuant to its exercise of rights under Section 5(g), if any Investor other than a BA Investor desires to transfer any Shares, such Investor shall deliver written notice thereof (the "Investor Transfer Notice") to the Secretary of the Board who shall, within 3 (three) business days, deliver a copy thereof to each Investor holding at least 1% of the Shares then outstanding (a "Qualified Investor"), at the registered addresses of such Qualified Investor on file with the Company, disclosing the type and number of Shares sought to be transferred, the proposed price of the Transfer and other material economic terms of the proposed Transfer.

          (ii) The Qualified Investors may elect to purchase all (but not less than all) such Shares to be Transferred on a pro rata basis (determined on the basis of number of Shares held by each such Qualified Investor) and at the same price specified in the Investor Transfer Notice. Each Qualified Investor desiring to participate shall give written notice to such transferring Investor within 30 (thirty) days after the Investor Transfer Notice has been given to the Secretary of the Board of the maximum number of Shares that such Qualified Investor desires to purchase. If the Qualified Investors elect to purchase all such Shares thereunder, the Transfer of such Shares shall be consummated as soon as possible after the delivery of the purchase election notice(s) to the transferring Investor, but in no event later than 30 (thirty) days after delivery of the applicable purchase election notice. If the aggregate number of Shares required to be purchased by participating Qualified Investors exceeds the number of Shares to be Transferred pursuant to the Investor Transfer Notice, each Qualified Investor shall be entitled to purchase a pro rata number of Shares based on the Shares held by each such participating Qualified Investor.

          (iii) If the electing Qualified Investors have not elected to purchase all of the Shares specified in the Investor Transfer Notice, the transferring Investor may, for a period (the "ROFO Free Transfer Period") of 180 days after the expiration of such period, Transfer the Shares specified in the Investor Transfer Notice to 1 (one) or more parties at a price and on other material economic terms no more favorable to the transferees thereof than as set forth in the Investor Transfer Notice. Any such Shares specified in the Investor Transfer Notice that are not transferred within such 180-day period shall remain subject to the provisions of this Section 5(d).

          (iv) If an electing Qualified Investor is not permitted under applicable Mexican law to hold the amount or type of Shares to which such electing Qualified Investor would be otherwise entitled to purchase upon the exercise of its rights under this Section 5(d), then such electing Qualified Investor may designate another purchaser who is qualified under Mexican law to purchase such Shares or, at its election, such electing Qualified Investor may request the Company to agree (to the extent permitted under Mexican law) to exchange such Shares to be purchased by such electing Qualified Investor (pursuant to the exercise of its rights under this Section 5(d)) for other securities of the Company which such Qualified

     Investor is permitted to hold and which have identical rights as those being Transferred; provided, however, that, in order to comply with applicable law, the voting rights of such securities may be limited to the minimum level necessary to effect such compliance.

     (e) Participation (Tag-Along) Rights in Transfers.

          (i) If a Securityholder desires to Transfer any Shares (a "Transferring Securityholder") other than pursuant to an Exempt Transfer, which shall be governed by Sections 5(f), 5(h), 5(i), 5(j) and 5(l) as applicable, such Securityholder shall deliver written notice thereof (the "Tag-Along Right Notice") to the Secretary of the Board, and the Secretary of the Board shall then promptly (but in any event within 5 (five) days or, to the extent necessary to comply with requirements of applicable law, such longer period as reasonably determined by the Board (including the approval of at least 1 (one) Nexus Director)) deliver to the other Securityholders (other than the CPO Trustee unless such Transfer constitutes a Sale of the Company, in which case the CPO Trustee shall be entitled to receive notice of and participate in such Transfer), at the registered addresses of such Securityholders on file with the Company, such Tag-Along Right Notice (which notice may be given simultaneously with any notice required to be delivered pursuant to Sections 5(c), 5(d), and 5(g) above), disclosing the number of Shares to be Transferred, the proposed price, terms and conditions of the Transfer (including, without limitation, a description of any expense, escrow, holdback, earn-out, indemnity or similar obligations to which the participating Securityholders shall be responsible), the identity of the prospective transferee(s) (if known at such time) and whether such Securityholder's participation right is subject to adjustment as a result of Sections 5(c), 5(d) or 5(g) (i.e., the tag-along rights shall only apply to the Shares that the Transferring Securityholder is entitled to Transfer after first complying with the requirements of Section 5(c), 5(d), or 5(g), as applicable).

          (ii) All eligible Securityholders (other than the CPO Trustee unless such Transfer constitutes a Sale of the Company) may elect to participate on a pro rata basis (based on the number of Shares) in the contemplated Transfer described in the Tag-Along Right Notice by giving written notice to the Transferring Securityholder within the longer of (i) 20 (twenty) days after delivery of the Tag-Along Right Notice to the Company or (ii) 3 (three) business days after the beginning of the RFR Free Transfer Period, if applicable (the "Tag-Along Window"). Each such Securityholder may participate in the contemplated Transfer at the same price and, subject to clause (vi) below, on the same terms specified in the Tag-Along Right Notice; provided, however, that if a Securityholder holds more than 1 (one) class or series of Shares, such Securityholder's rights under this Section 5(e) to participate in such Transfer shall be allocated proportionately among all of the Shares owned by such Securityholder (e.g. if a Transfer pursuant to a Tag-Along-Right Notice is contemplated, a Securityholder holding 1,000 Series B Shares and 1,000 Series N Shares would be required to Transfer an equal number of both Series B and Series N Shares). The failure to deliver notice electing to participate within a Tag-Along Window shall be deemed an automatic and complete waiver of all rights to participate in such Transfer pursuant to this Section 5(e). In connection with any Transfer, each Securityholder's participation rights therein (with respect to the absolute number of Shares) is subject to adjustment as a result of Sections 5(c), 5(d), and 5(g) (i.e., the tag-along rights shall only apply to the Shares that the Transferring

     Securityholder is entitled to Transfer after first complying with the requirements of Sections 5(c), 5(d), and 5(g)).

          (iii) If no Securityholder elects to participate in the contemplated Transfer (either by giving notice to such effect or failing to give notice within the Tag-Along Window), then, pursuant to and on the terms substantially as described in the Tag-Along Right Notice, the Transferring Securityholder may Transfer such Shares to the Person(s) specified in the Tag-Along Right Notice for a period equal to (A) the remaining RFR Free Transfer Period, if applicable, (B) the remaining ROFO Free Transfer Period, if applicable, (C) 180 days after the expiration of the Tag-Along Window if the proposed Transfer described in the Tag-Along Notice is pursuant to Section 5(g) or (D) 120 days after the expiration of the Tag-Along Window if the proposed Transfer of Shares described in the Tag-Along Notice was not subject to Sections 5(c), 5(d), or 5(g); provided, however, that there will be an automatic 60-day extension of such 120-day period to the extent that regulatory approvals for a Transfer have not been obtained within such original 120-day period. If the Transferring Securityholder fails to Transfer such Shares described in the Tag-Along Notice within such applicable period, the Transferring Securityholder shall not Transfer such Shares without again complying with the provisions of this Section 5(e).

          (iv) No Transferring Securityholder shall Transfer any of its Shares to any prospective transferee if such prospective transferee declines to allow the participation of the other Securityholders on the terms provided in this Section 5(e), unless and only to the extent that the prospective transferee may not hold such other Securityholder's Shares because of ownership restrictions on such Shares imposed by this Agreement or applicable Mexican law.

          (v) The rights of Securityholders to participate in a Transfer as set forth in this Section 5(e) are subject to the satisfaction of the following conditions: (A) each participating Securityholder will only be required to make affirmative representations and warranties only as to (1) due power and authority to enter into the agreement and transactions contemplated thereby, (2) non-contravention of any agreement to which it is a party or by which it is bound, and (3) good and valid title to the equity securities to be transferred (or, in the case of beneficial ownership of the Shares through a trust, good and valid title to the certificates of participation in such trust), free and clear of any and all liens, claims, pledges, options and restrictions of any kind whatsoever (other than as contemplated hereby and by this Agreement), (B) the participating Securityholders shall be severally obligated to share, on a pro rata basis (based on such Securityholder's share of the aggregate proceeds paid with respect to the Shares sold in such transaction), any expense, escrow, holdback, earn-out, indemnity or similar obligation that the Transferring Securityholder has agreed to in connection with such Transfer (but, with respect to each participating Securityholder, not in excess of the consideration such Securityholder is entitled to receive in connection with its participation in the transaction), and with respect to any contingent post-closing indemnity or other obligations, any proceeds a Securityholder is entitled to receive in connection with its participation pursuant to this Section 5(e) in a Transfer shall be subject to a holdback obligation unless such Securityholder provides such purchaser with assurances and/or collateral, in form and substance satisfactory to such purchaser, as such purchaser may require; provided, however, that any assurances or collateral provided by the Transferring

     Securityholder and/or the other participating Securityholders may differ from Securityholder to Securityholder (it being understood and permitted, that certain Securityholders (including, without limitation, the BA Investors and/or the Grupo VAC Investors) may only be required to sign an agreement or indemnity without any holdback obligations), and (C) if the purchaser of the Shares requires the Transferring Securityholder and the other participating Securityholders to execute any ancillary purchase or other agreements, each participating Securityholder shall be required, as a condition to its participation rights in such Transfer, to execute all such agreements, subject to the requirements set forth in the preceding sentence; provided, however, that in no event shall any Securityholder be required to execute a non-competition or non-solicitation agreement.

          (vi) To the extent that a Securityholder holds Shares subject to restrictions on ownership pursuant to this Agreement or applicable Mexican law (e.g., Series A Shares may only be owned by Mexicans), such Securityholder will only be eligible to Transfer such restricted Shares pursuant to this Section 5(e) to purchasers who are eligible to own such restricted Shares.

          (vii) The CPO Trustee is not entitled to participate pursuant to the tag-along rights in this Section 5(e) in any Transfer other than a Transfer that constitutes a Sale of the Company.

          (viii) The tag-along rights in this Section 5(e) shall not apply to a Drag-Along Sale.

     (f) Drag Along Rights.

          (i) If, at any time or from time to time, Nexus and/or Bank of America desires that Maxcom and its Securityholders approve and consummate a Sale of the Company (and regardless of the percentage of outstanding Shares then owned or proposed to be sold by the BA Investors in such Sale of the Company so long as the percentage of the BA Investors' Shares proposed to be included in any such Sale of the Company is proportional to the percentage of each other Securityholder's Shares proposed to be included in such Sale of the Company prior to giving effect to any restrictions on non-Mexican ownership of Shares (e.g., if the BA Investors propose to sell 51% of their Shares, each of the other Securityholders shall be required to sell 51% of such Securityholders' Shares)), Nexus and/or Bank of America may so elect to require Maxcom and its Securityholders to consummate and approve the terms and conditions of a "Drag-Along Sale". In connection with any Drag-Along Sale, (1) the Grupo VAC Investors shall have the rights of first offer set forth in Section 5(g) and (2) regardless of whether such Drag-Along Sale is to the Grupo VAC Investors or another purchaser:

               (A) The Company shall cooperate with Nexus and Bank of America and take all actions in connection with the consummation of the Drag-Along Sale as requested by the Board, Nexus or Bank of America, including, without limitation, retaining such legal and financial advisors (including, without limitation, investment bankers, as may deemed necessary or appropriate by Nexus and/or Bank of America (and/or the Board) to assist the Company in structuring and consummating such Drag-Along Sale (and, if requested by Nexus or Bank of America, the Company and such advisors shall conduct an auction of the Company by contacting multiple prospective purchasers to consummate a Sale of the Company).

               (B) At the request of Nexus and/or Bank of America, each of the Company's Securityholders and the beneficial owners of Shares shall (and shall cause any director on the Board designated by such Securityholder to) vote in favor of, consent to and raise no objections against such Drag-Along Sale and the Company and each Securityholder (other than the CPO Trustee) and beneficial owner of Shares shall take all other actions in connection with the consummation of the Drag-Along Sale as requested by the Board, Nexus or Bank of America including entering into purchase agreements, carrying out due diligence, calling Securityholder meetings, voting in favor, proxies, and exercising and/or terminating all options.

               (C) If the Drag-Along Sale is structured as (i) a merger or consolidation of the Company, or other transaction triggering Securityholder rights, then each Securityholder shall waive any dissenters' rights or similar rights in connection with such merger or consolidation (and each optionholder shall be required to exercise or consent to the cancellation of any of its Options in connection with such Drag-Along Sale) or (ii) as a sale of Shares, then, in each case, each Securityholder shall agree to sell all (or, in the case of a Drag-Along Sale of less than all of the Shares, its pro rata share) of its Shares and, to the extent included in a Drag-Along Sale, rights to acquire Shares. The Company shall use its best efforts to cause each Option, unless exercised prior to the consummation of a Drag-Along Sale, to be cancelled immediately prior to the consummation of a Drag-Along Sale without any additional consideration required to be paid therefor, and in connection therewith, each Securityholder holding any Options shall consent to such a cancellation of any Options it holds in connection with a Drag-Along Sale (i.e., to the extent not exercised prior to the consummation of such Drag-Along
          Sale).

               (D) Each beneficial owner of Shares, other than any holder of CPOs, shall use its best efforts to cause the voting power of its Shares to be voted for (or to consent to) a Drag-Along Sale.

               (E) In connection with a Drag-Along Sale:

                    (i) The obligations of the Securityholders with respect to the Drag-Along Sale are subject to the receipt by each Securityholder of its pro rata share of the aggregate consideration payable to all Securityholders and in-the-money optionholders in such Drag-Along Sale.

                    (ii) In connection with a Drag-Along Sale, (A) each
               Securityholder (including the CPO Trustee) will be required to make affirmative representations and warranties only as to (1) due power and authority to enter into the agreement and transactions contemplated thereby, (2) non-contravention of any agreement to which it is a party or by which it is bound, and (3) good and valid title to the Shares to be Transferred, free and clear of any and all liens, claims, pledges, options and restrictions of any kind whatsoever (other than as set forth herein) and (B) the Securityholders and any in-the-money optionholders shall be severally obligated to share, on a pro rata basis (based on such holder's share of the aggregate proceeds paid with respect to the Shares and in-the-money Options in such Drag-Along Sale) in any expense, escrow, holdback, earn-out, indemnity or similar obligation that Nexus or the Company has agreed to in connection with such Drag-Along Sale (but, with respect to each participating Securityholder and optionholder, not in excess of the consideration such holder is entitled to receive in connection with its participation in the Drag-Along Sale), and with respect to any contingent post-closing indemnity or other obligations, any proceeds a Securityholder or optionholder is entitled to receive in connection with a Drag-Along Sale shall be subject to a holdback obligation unless such holder provides such purchaser with assurances and/or collateral, in form and substance satisfactory to the purchaser in such Drag-Along Sale; provided, however, that any assurances or collateral provided by Nexus and/or the other participating Securityholders and optionholders may differ from holder to holder (it being understood and permitted that certain Securityholders (including, without limitation, the BA Investors and/or the Grupo VAC Investors) and optionholders may only be required to sign an agreement or indemnity without any holdback obligations), and (C) Company and each participating Securityholder shall cooperate with Bank of America and Nexus and take such additional action as may be requested by Bank of America or Nexus or as required by applicable law. If the purchaser in a Drag-Along Sale requires Nexus and the other participating Securityholders and optionholders to execute any ancillary purchase or other agreements, each such participating holder (other than with respect to the CPO Trustee) shall be required to execute all such agreements, subject to the requirements set forth in the preceding sentence.

                    (iii) To the extent that a Securityholder holds Shares
               subject to restrictions on ownership pursuant to this Agreement or applicable Mexican law, it will only be obligated to Transfer to purchasers who are eligible to own such restricted Shares; provided, however, that in connection with a Drag-Along Sale, the purchaser shall have the right to assign its right to purchase such restricted Shares to a different purchaser who is eligible to own such restricted Shares (for the same consideration and on the same terms and conditions (other than as to restrictions on ownership) as the other Shares being sold in the Drag-Along
               Sale).

     (g) Grupo VAC Right of First Offer on Certain Transfers and Limited Offer Right on Certain Sale of Company Transactions.

          (i) So long as (A) the Grupo VAC Investors at such time collectively own at least the Grupo VAC Threshold Percentage of the issued and outstanding Shares, (B) a ROFO-RLO Free Period is not then in effect, (C) the Grupo VAC Director (and its alternate), the Grupo VAC Representative, the Grupo VAC Investors, their respective Affiliates, and, to the extent applicable under Section 5(g)(xi), their respective representatives and agents, have complied (and are complying) with the Recusal requirements set forth in Section 5(g)(xi) and (D) the Grupo VAC Representative's and the Grupo VAC Investors' rights under this Section 5(g) have not been terminated pursuant to Section 5(g)(vi) or Section 5(n) (collectively, the "Grupo VAC Offer Right Conditions"), if Nexus or Bank of America is considering or desires to (1) Transfer all of the Shares owned beneficially or of record by the BA Investors to any Person (or related Persons) other than (x) to a Permitted Transferee or other Qualified Affiliate of Bank of America or (y) a Transfer only of Shares registered in a Public Offering, (2) Nexus or Bank of America desires to exercise its rights under Section 5(f) to cause a Drag-Along Sale or (3) approve a sale for cash of all or substantially all of the consolidated assets of the Company, Nexus and/or Bank of America shall first deliver written notice of such proposed action ("Grupo VAC ROFO Notice") to the Grupo VAC Representative, disclosing the type and number of Shares sought to be Transferred and other material economic terms of the proposed Transfer (or if such transaction is a sale of all or substantially all of the consolidated assets of the Company, a description of the material economic terms of such proposed sale), including whether or not such proposed Transfer (or asset sale, as applicable) is in connection with an offer from a third-party to acquire such Shares or assets that was not solicited by the Company, Nexus or Bank of America (an "Unsolicited Transfer").

          (ii) For purposes of this Section 5(g), a "ROFO-RLO Free Period" shall exist if the Company, Nexus and/or Bank of America delivers a Grupo VAC ROFO Notice or a Grupo VAC RLO Notice and either (1) the Grupo VAC Representative declines or otherwise fails to deliver a valid Grupo VAC Offer or Grupo VAC Limited Offer, as the case may be or (2) Nexus rejects, declines or otherwise does not accept such Grupo VAC Offer or Grupo VAC Limited Offer; provided, however, for purposes of clarification, that the conditions in Section 5(g)(iv) and 5(g)(v) shall continue to apply to a rejected Grupo VAC Offer during the ROFO-RLO Free Period. The length of the ROFO-RLO Period shall be (A) 180 days following the date of rejection of a Grupo VAC Offer, (B) 210 days following the delivery of the Grupo VAC ROFO Notice if the Grupo VAC Representative does not deliver a valid Grupo VAC Offer (or otherwise fails to comply with Section 5(g)(iv)) and (C) 210 days following the delivery of a Grupo VAC RLF Notice if (x) Bank of America, Nexus and the BA Investors decline to accept for any reason such Grupo VAC Limited Offer or decline to accept for any reason such Grupo VAC Limited Offer or decline to enter into the purchase agreement related to such Grupo VAC Limited Offer or (y) Grupo VAC does not, for any reason, deliver a purchase offer related to such Grupo VAC Limited Offer that complies with
     Section 5(g)(vii).

          (iii) Upon receipt of a Grupo VAC ROFO Notice, the Grupo VAC Representative shall be entitled to make to Bank of America, the BA Investors and Nexus an irrevocable and binding written offer (a "Grupo VAC Offer") on behalf of the Grupo VAC Investors to purchase for U.S. dollars cash all (but not less than all) of the Shares (or assets, if applicable) described in such Grupo VAC ROFO Notice; provided, however, that any such Grupo VAC Offer must be delivered to Bank of America, the BA Investors and Nexus (A) within 10 (ten) business days after receipt of a Grupo VAC ROFO Notice related to any proposed Unsolicited Transfer or (B) within 30 calendar days after receipt of a Grupo VAC ROFO Notice related to all other proposed Transfers (and all other proposed asset sales). To constitute a valid Grupo VAC Offer, it shall include a fully executed purchase agreement (other than the BA Investors' countersignatures) that (1) only requires representations, warranties and obligations by the BA Investors (or, if an asset sale, only representations, warranties and obligations by the Company) consistent with those described in Section 5(f)(ii) of this Agreement and (2) does not include any closing conditions other than receipt of required regulatory approvals and delivery by the BA Investors of the Shares owned by the BA Investors ((or, if an asset sale, delivery of title to the applicable assets), free and clear of any liens or encumbrances. Promptly following the BA Investors' written acceptance (or, if an asset sale, the Company's written acceptance) of a Grupo VAC Offer, the Grupo VAC Investors shall consummate such purchase and Transfer as soon as possible, but in no event later than 30 (thirty) calendar days (or such longer period as mutually agreed to among the Grupo VAC Representative, Nexus and Bank of America) after the Grupo VAC Representative's receipt of the BA Investors' acceptance (or, if an asset sale, the Company's written acceptance) of such Grupo VAC Offer, subject to the receipt of any required regulatory approvals.

          (iv) Following (1) the receipt of a Grupo VAC Offer if Bank of America, Nexus or the BA Investors (or, if an asset sale, the Company) elect not to accept such Grupo VAC Offer or (2) the expiration of the periods set forth in Section 5(g)(iii) to make a valid Grupo VAC Offer if Grupo VAC does not, for any reason, deliver a purchase offer that complies with Section 5(g)(iii), then for a period of (A) 180 days after the date of rejection of a Grupo VAC Offer by the BA Investors (or, if an asset sale, for a period of 180 days after the date of rejection by the Company of such Grupo VAC Offer) or (B) 210 days after the delivery of the Grupo VAC ROFO Notice if the Grupo VAC Representative does not deliver a valid Grupo VAC Offer (or otherwise fails to comply with Section 5(g)(iii)), the Company (to the extent applicable), Nexus, Bank of America and the BA Investors (or, with respect to an asset sale, the Company) may, either, at their option (x) Transfer the BA Investors' Shares (or, if an asset sale, transfer or sell the applicable assets) specified in the Grupo VAC ROFO Notice to 1 (one) or more parties at a price and on other economic terms no more favorable to such parties (taken together with the pricing as a whole) than those offered by the Grupo VAC Representative in the Grupo VAC Offer for such Shares (or, if an asset sale, for the applicable assets) or (y) enter into a transaction that would otherwise require the prior delivery of Grupo VAC RLO Notice.

          (v) If a ROFO-RLO Free Period exists only as the result of the delivery of a Grupo VAC RLO Notice in which a valid Grupo VAC Limited Offer and purchase agreement were received from the Grupo VAC Representative in response to such Grupo VAC RLO Notice (and Section 5(g)(vii) was otherwise fully complied with) and such Grupo VAC Limited Offer was rejected or otherwise declined by Bank of America, Nexus and the BA Investors, then if Nexus or Bank of America desires to enter into a transaction that would otherwise require the delivery of a Grupo VAC ROFO Notice under Section 5(g)(i) (a "Covered Transaction"), at the option of Nexus and Bank of America, either (A) notwithstanding the existence of a ROFO-RFL Free Period, deliver a Grupo VAC ROFO Notice with respect to such proposed Covered Transaction or (B) enter into and consummate such Covered Transaction at a per share price and on other economic terms no more favorable the acquirer (taken together with the pricing as a whole) than those offered by the Grupo VAC Representative in the Grupo VAC Limited Offer (it being understood that the foregoing shall in no way require that a Covered Transaction include 100% of the outstanding Shares of Maxcom or that any Shareholder other than the BA Investors sell their

     Shares). For purposes of clarification, the preceding sentence does not modify the requirement that if a Covered Transaction is structured as a Drag-Along Sale, the BA Investors' Shares proposed to be included in such Drag-Along Sale will be proportional to the percentage of each other Shareholder's Shares proposed to be included in such Drag-Along Sale.

          (vi) So long as the Grupo VAC Offer Right Conditions have been satisfied, if Nexus, Bank of America or the BA Investors is considering or desires to enter into (directly or through the Company) a letter of intent (or a binding agreement) with an Independent Third Party regarding a potential merger, recapitalization, or reorganization of the Company after which (A) at least a majority of the beneficial and record ownership of the Shares then outstanding would be owned by such Independent Third Party and
     (B) the BA Investors would continue to own, beneficially or of record, Shares (a "Strategic Combination"), then either the Company or Nexus shall provide the Grupo VAC Representative with at least 5 (five) business days written notice of such intention to enter into such a letter of intent or agreement with respect to such potential Strategic Combination ("Grupo VAC RLO Notice"). The Grupo VAC RLO Notice shall only be required to disclose the fact that Nexus, Bank of America, the BA Investors or the Company may enter into a letter of intent or agreement with respect to a Strategic Combination and, to the extent known at such time and if the disclosure of which is not otherwise contractually restricted, the identity of the proposed parties to the Strategic Combination and the estimated pro forma equity ownership of the Company after giving effect to such proposed Strategic Combination. Other than the disclosure requirements set forth in the preceding sentence, the Grupo VAC RLO Notice shall not be required to disclose any of the terms of any proposed Strategic Combination.

          (vii) Upon receipt of a Grupo VAC RLO Notice, the Grupo VAC Representative shall be entitled to make to Bank of America, the BA Investors and Nexus an irrevocable and binding written offer on behalf of the Grupo VAC Investors to purchase for U.S. dollars cash all (but not less than all) of the Shares then outstanding (a "Grupo VAC Limited Offer"). Bank of America, Nexus and the BA Investors shall be free to accept or reject any Grupo VAC Limited Offer, it being understood that the valuations and terms (economic and non-economic) included in any Grupo VAC Limited Offer shall not affect or restrict (A) the ability of the Company, Bank of America, Nexus and the BA Investors to enter into or consummate any Strategic Combination or (B) the terms and conditions of any Strategic Combination that may be accepted by the Company, Nexus and/or the BA Investors (i.e., the Company, Nexus and the BA Investors may elect to enter into a Strategic Combination that is economically inferior to the economic terms set forth in a Grupo VAC Limited Offer). If the Grupo VAC Representative makes a Grupo VAC Limited Offer acceptable to Nexus, the BA Investors and Bank of America, then the Grupo VAC Representative shall promptly, and in any event within 5 (five) business days after notice by either Nexus or Bank of America that the Grupo VAC Limited Offer's valuation and terms are acceptable, deliver a fully executed purchase agreement with respect to such Grupo VAC Limited Offer (other than the BA Investors' countersignatures) that (1) only requires representations, warranties and obligations by the participating Shareholders (or, if an asset sale, only representations, warranties and obligations by the Company) consistent with those described in Section 5(f)(ii) of this Agreement and (2) does not include any closing conditions other than receipt of required regulatory approvals and delivery by the Shareholders of the Shares, free and clear of any liens or encumbrances. Promptly following the BA Investors' written acceptance of any such Grupo VAC Limited Offer purchase agreement, the Grupo VAC Investors shall consummate such purchase and Transfer as soon as possible, but in no event later than 30 (thirty) calendar days (or such longer period as mutually agreed to among the Grupo VAC Representative, Nexus and Bank of America) after the acceptance of such Grupo VAC Limited Offer purchase agreement, subject to the receipt of any required regulatory approvals.

          (viii) Following (1) the receipt of a Grupo VAC Limited Offer if the BA Investors elect not to accept such Grupo VAC Limited Offer or (2) the expiration of the periods set forth in Section 5(g)(vi) to make a valid Grupo VAC Limited Offer and deliver a binding purchase agreement contract that complies with the requirements set forth in Section 5(g)(vi)) if (A) Bank of America, Nexus and the BA Investors decline to accept for any reason such Grupo VAC Limited Offer or decline to enter into the purchase agreement related to such Grupo VAC Limited Offer or (B) Grupo VAC does not, for any reason, deliver a purchase offer related to such Grupo VAC Limited Offer that complies with Section 5(g)(vi), then for a period of 210 days from the date of delivery of the Grupo VAC RLF Notice, the Company, Nexus, Bank of America and the BA Investors may, at Nexus's and the BA Investors' option, either (x) enter into a letter of intent and/or an agreement with respect to a Strategic Combination or (y) subject to Section 5(g)(v), enter into a transaction that would otherwise require the prior delivery of a Grupo VAC ROFO Notice.

          (ix) If, for any reason, the Grupo VAC Representative or any Grupo VAC Investor attempts to rescind or otherwise revoke any Grupo VAC Offer or Grupo VAC Limited Offer or if the Grupo VAC Investors fail for any reason to consummate the purchase of the BA Investors' Shares (or, if an asset sale, the purchase of the subject assets) after acceptance of a Grupo VAC Offer or Grupo VAC Limited Offer, the Grupo VAC Representatives and the Grupo VAC Investors' rights pursuant to this Section 5(g) shall be terminated automatically, with respect to such offer and all future offers, and without any further action by the Company, Nexus, Bank of America or any BA Investor and the Grupo VAC Representative and Grupo VAC Investors shall have no further rights thereafter with respect to this Section 5(g). For purposes of clarification, an amendment of a Grupo VAC Offer that only improves the terms of such Grupo VAC Offer or Grupo VAC Limited Offer for the BA Investors (e.g., an increase in the consideration) shall not be treated as a revocation of such Grupo VAC Offer or Grupo VAC Limited Offer.

          (x) For purposes of clarification, Nexus and Bank of America may (but shall not be required to) deliver a Grupo VAC ROFO Notice and/or Grupo VAC RLO Notice at any time, including, without limitation, prior to Nexus, Bank of America and/or the Company initiating discussions with any other Persons, retaining advisors or soliciting other parties with respect to a transaction involving a (1) Transfer of all of the Shares owned beneficially or of record by the BA Investors, (2) Drag-Along Sale or (3) Sale of the Company, including without limitation, a Strategic Combination; provided, however, that any required Grupo VAC ROFO Notice or Grupo VAC RLO Notice must still be given within the respective time periods for delivery thereof in this Section 5(g).

          (xi) Notwithstanding anything herein to the contrary, any exercise of the rights under this Section 5(g) is subject to and conditioned upon the Recusal of the Grupo VAC Director (and its alternate), as well as the Grupo VAC Representative, Grupo VAC Investors and their respective Affiliates, representatives and agents (but, with respect to such representatives and agents, only to the extent that such representatives or agents are working for or on behalf of any of the Grupo VAC Director (or its alternative), the Grupo VAC Representative, any Grupo VAC Investor and/or any of their respective Affiliates), from any meeting, telephone conference, videoconference, deliberation, analysis, or other discussion by the Board or the Company's officers and any vote by Board (or any Committee) regarding any of (1) a Sale of the Company (including, without limitation, any Strategic Combination), (2) a Drag-Along Sale, (3) a Transfer of all the Shares owned beneficially or of record by the BA Investors to any Person (or related Persons) other than a Permitted Transferee or other Qualified Affiliate of Bank of America, (4) any letter of intent or agreement related to such a Sale of the Company, Drag-Along Sale or Transfer by the BA Investors, (5) any Grupo VAC Offer, (6) any Grupo VAC Limited Offer or (6) any other transaction which would be subject to the rights set forth in this Section 5(g) (collectively, the "Restricted Matters"). If any Grupo VAC Director (or its alternate), the Grupo VAC Representative, any Grupo VAC Investor or any of their respective representatives or agents fails to Recuse himself or itself from a Restricted Matter, then the Grupo VAC Investors and the Grupo VAC Representative shall have no rights under this Section 5(g) with respect to such Restricted Matter. For purposes of clarification, the Grupo VAC Investors and the Grupo VAC Representative may affirmatively waive (in writing) their rights under this Section 5(g) with respect to a specified Restricted Matter transaction (as opposed to all Restricted Matters) and in such event, the Grupo VAC Investors and the Grupo VAC Representative shall have no rights under this Section 5(g) with respect to such Restricted Matter transaction and the Recusal requirements of this Section 5(g)(xi) would not apply to such Restricted Transaction and the Grupo VAC investors and Grupo VAC Director (and its alternate) each shall not be prohibited from participating in the discussions related to such Restricted Matter in their respective capacities as a Shareholder or a director of the Company. "Recusal" means, with respect to a Person, that such Person shall not (A) attend or participate in any meeting, telephone conference, videoconference, deliberation, analysis, or other discussion by the Board or the Company's officers or any vote by the Board (or any Committee) regarding any Restricted Matter or (B) receive or review any materials (including, without limitation, (x) copies of any agreement (regardless of whether in draft or final form), including, without limitation, any letter of intent or purchase agreement), any proposal, analysis, opinion, memorandum, presentation or summary, (y) any summaries or minutes of any meeting of the Company's offices, the Board and/or Committee or (z) any written resolutions adopted by the Company's Board or any Committee) related to a Restricted Matter. The Recusal requirement set forth in this
     Section 5(g)(xi) shall not prevent the Grupo VAC Representative or any Grupo VAC Investor from requesting financial information regarding the Company from the Company's officers in connection with the preparation of a Grupo VAC Offer or Grupo VAC Limited Offer. Nothing in this Section 5(g)(xi) shall affect the Grupo VAC Investor's rights to Transfer any Shares owned by the Grupo VAC Investors.

     (h) Agreement Regarding Indirect Transfers. Notwithstanding the foregoing, no Securityholder shall avoid the provisions of this Agreement by (i) making a Transfer to a Permitted

Transferee and then disposing of or transferring all or any portion of such Securityholder's interest in any such Permitted Transferee, (ii) transferring ownership interest of such Securityholder or (iii) by entering into any other transaction intended to avoid or otherwise circumvent the provisions of this
Section 5. In addition, the provisions of this Section 5(h) shall apply to the Transfer of any beneficial interests, equity interests or other ownership interests in (1) any trust (including any Permitted Transferee and successor thereof) that holds any Shares or Options, assuming for purposes of this Section 5(h) that references to the "Company" herein are references to such trust (including any Permitted Transferee and successor thereof) and that references to a "Securityholder" (including for purposes of clarification, optionholder) are references to the beneficiaries thereof, (2) Nexus-Maxcom Holdings I LLC (so long as it holds any Shares) assuming for purposes of this Section 5(h) that references to the "Company" herein are references to Nexus-Maxcom Holdings I, LLC (including any Permitted Transferee and successor thereof) and that references to a "Securityholder" are references to the members thereof, and (3) BASCFC-Maxcom Holdings I LLC (so long as it holds any Shares).

     (i) Permitted Transferees. Notwithstanding anything to the contrary contained herein, the restrictions set forth in Sections 5(a) through 5(e), 5(g), 5(h) and 5(k) of this Section shall not apply to any Transfer of any Shares or Options:

          (i) in the case of an individual Securityholder, pursuant to applicable laws of descent or among such Securityholder's Family Group;

          (ii) by and among (1) the Securityholders and (2) the Securityholders and/or their Qualified Affiliates; provided, however, that if such Qualified Affiliate ceases to be a Qualified Affiliate, such Qualified Affiliate shall promptly reconvey any such Shares or Options back to the transferring Securityholder(s) or optionholder(s), as applicable (or otherwise comply with the requirements and obligations set forth in this
     Section 5)); and

          (iii) by and among the BA Investors and/or Bank of America and its Qualified Affiliate (the Persons specified in clauses (i) through (iii) of this Section 5(i) are collectively referred to herein as "Permitted Transferees").

     With respect to any Transfer of Shares or Options to a Permitted Transferee, the restrictions contained in this Section 5 shall continue to apply to such Shares and Options held by such Permitted Transferee. For purposes of clarification, any Transfer by a Qualified Investor to another Qualified Investor shall be subject to Section 5(l).

     (j) Public Offering Provisions. Nexus and Bank of America each may, at any time and from time to time, require that the Company take all requisite actions necessary or advisable in the opinion of Nexus or Bank of America, at the Company's expense to consummate 1 (one) or more Public Offerings, on terms and conditions acceptable to Nexus and Bank of America and enable each BA Investor to freely sell its Shares. At any time following the sixth anniversary of a Qualified Public Offering and from time to time thereafter, the Grupo VAC Representative shall have the right to require that the Company take all requisite actions necessary or advisable in the opinion of the Grupo VAC Investor, at the Company's expense to consummate 1 (one) or more Public Offerings, on terms and conditions acceptable to the Grupo VAC Investor and enable each Investor to freely sell its Shares.

          (i) In connection with any Public Offering requested by Nexus, Bank of America or the Grupo VAC Representative, (A) the Company shall be obligated to become a public company under the securities laws applicable to such Public Offering and take such additional actions as may be requested by Nexus and/or Bank of America (or, with respect to any Pubic Offering properly requested by the Grupo VAC Representative, such additional actions as may be requested by the Grupo VAC Representative) in connection with such Public Offering or as required by applicable law to cause the Company to become a public company (including entering into underwriting agreements in customary form in connection with any registered Public Offering) and
     (B) each of the Securityholders shall cooperate fully with the Company and the Company's underwriters and take such additional actions as may be requested by Nexus and/or Bank of America in connection with such Public Offering (or, with respect to any Pubic Offering properly requested by the Grupo VAC Representative, such additional actions as may be requested by the Grupo VAC Representative in connection with such Public Offering) or as required by applicable law to cause the Company to become a public company.

          (ii) At any time and from time to time, at the request of Nexus or Bank of America (each such request, a "Registration Request"), the Company shall take all requisite actions at the Company's expense to permit the Investors to sell, as soon as practicable, the Shares held by them pursuant to a registered Public Offering (which may involve the registration of Equity Securities representing an economic ownership interest in such Shares) and to enable such holders to freely Transfer their Shares in the appropriate market as registered securities under applicable securities law, as soon as practicable after such Registration Request. At any time following the sixth anniversary of a Qualified Public Offering and from time to time thereafter, the Grupo VAC Representative shall have the right to deliver a Registration Request on behalf of all of the Investors.

          (iii) In connection with any underwritten Public Offering, Nexus and Bank of America shall be entitled to select the investment banker and manager of such Public Offering (i.e., the managing underwriter); provided, however, that Nexus and Bank of America shall consult with the Grupo VAC Representative with respect to the selection of the managing underwriter for any Public Offering properly requested by the Grupo VAC Representative.

          (iv) Within 10 (ten) business days after receipt of a Registration Request, the Company shall give written notice thereof to each other Investor and, shall, subject to the terms set forth in this section and to any underwriter cut-backs, include in such registration such number of Shares held by the Investors for which the Company has received written requests for inclusion within 15 (fifteen) business days after the receipt of the Company's notice of such registration.

          (v) The Company shall provide a transfer agent and registrar for the Equity Securities registered in a Public Offering. Nexus and Bank of America (and, with respect to any Public Offering properly requested by the Grupo VAC Representative, the Grupo VAC Representative) shall each have the right to request that any such Equity Securities (at the Company's expense) be registered at the National Registry of Securities and Intermediaries of the National Banking and Securities Commission of Mexico. In connection with any registration and Public Offering, the Company and the holders of Equity Securities shall use their respective reasonable best efforts to cause the Company to effect the registration of any such registered Equity Securities and shall take all such actions to enable the Investors to sell their Equity Securities in a public sale, or otherwise freely Transfer their Equity Securities without restrictions (other than any such restrictions required by the underwriters of all holders of Equity Securities participating in such offering), in accordance with the Mexican securities laws and/or, to the extent applicable, United States federal and state securities laws and others. The Company for this purpose shall assist each Investor in connection with such public sale and shall furnish all information which Nexus, Bank of America, such Investor or the managing underwriters deem necessary or desirable to be disclosed in any prospectus to be distributed in connection with such public sale. Each Investor shall be entitled to participate in each Public Offering on a pro rata basis (based on the aggregate Equity Securities requested by all Investors to be included in such Public Offering), subject to any cut-backs required by the underwriters in any underwritten offering. In addition, in connection with any secondary offering of the Equity Securities, the Investors will be entitled to participate in such secondary offering prior to any other Securityholder. If a primary or secondary offering is an underwritten offering and if the Board, Nexus and Bank of America reasonably determine, based upon the written advice of the managing underwriter(s), that the number of Equity Securities requested to be included in such offering exceeds the number of such securities which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration (A) the number and type of Equity Securities requested by the Investors to be included which in the opinion of such underwriters, can be sold pro rata among the Investors without adverse effect on the basis of the number of Equity Securities to be registered held by each such Investor and (B) other Equity Securities requested to be included in such registration, pro rata among the holders of such Equity Securities on the basis of the number of Equity Securities held by each such Securityholder. Notwithstanding anything herein to the contrary, until the earlier of (i) such time as the BA Investors beneficially own less than five percent (5%) of the then outstanding Shares or (ii) the sixth anniversary of a Qualified Public Offering, the Grupo VAC Investors shall only be entitled to participate in an underwritten offering (or similar registration) of Shares after the inclusion in any such underwritten offering (or similar registration) of all of the Shares owned by the other Investors that are requested to be so included by the other Investors in such underwritten offering (or similar registration) of Shares.

          (vi) If so requested by the underwriters managing any such offering,
     (A) no holder of Equity Securities shall, directly or indirectly, Transfer or offer or agree to Transfer (other than to Affiliates and/or equityholders of such holders who agree to be similarly bound) any such Equity Securities during the 30 (thirty) days prior to and the 180-day period beginning on the expected effective date of any registered Public Offering (other than with respect to any securities actually being sold in such Public Offering); provided, however, that following a Qualified Public Offering the lock-up period for any subsequent Public Offering shall be the 30 (thirty) days prior to and the 90-day period beginning on the expected effective date of any registered Public Offering and (B) each holder of Equity Securities shall, if requested by the Company, execute a lock-up agreement consistent with the terms of the preceding clause (A), subject to the approval by Nexus or Bank of America of the terms of such lock-up agreement. In each case, the Company shall use its commercially reasonable efforts to notify all record Securityholders of the exact date of any lock-up period to which such holders are subject. Any attempted Transfer of Equity Securities in violation of these provisions shall be null and void ab initio and shall not be consented to or recognized or registered by the Company for any purpose.

          (vii) At the request of Nexus at any time following a Qualified Public Offering (or the Grupo VAC Representative at any time following the sixth anniversary of a Qualified Public Offering), the Company shall use its best efforts to file with the Securities and Exchange Commission a shelf registration statement pursuant to Rule 415 promulgated under the Securities Act.

          (viii) Following a Public Offering, upon the reasonable request of any Securityholder, the Company shall, at its expense, provide such Securityholder a reasonable number of copies of the registration statement and prospectus relating to the registered Equity Securities of the Company.

          (ix) The Company will provide reasonable and customary indemnification to each participating Securityholder (including such participant's directors, officers and employees) in a registered Public Offering, for losses caused by any material misstatement or omission in any registration statement or prospectus provided by the Company to such participating Securityholder for use in connection with a resale of Shares, except insofar as such losses are caused by a material misstatement or omission based upon information relating to information furnished to the Company by any of the participating Securityholders. As a condition to participating in any registered Public Offering, each participating Securityholder will provide reasonable and customary indemnification (in form and substance satisfactory to Nexus) to the Company and its directors, officers, and affiliates but only with reference to information relating to such participating Securityholder furnished to the Company by or on behalf of such participant expressly for use in any registration statement or prospectus.

     (k) Shares held by CPO Trustee. Any Shares held of record by the CPO Trustee may not be directly Transferred by the CPO Trustee without the consent of the Board (including at least 1 (one) Nexus Director); provided, however, that nothing in this Section 5 shall restrict the Transfer of any CPOs in accordance with the Trust Agreement.

     (l) Participation Right (Tag-Along Rights) on Transfers by Qualified Investors to other Qualified Investors.

          (i) In connection with any Transfer by a Qualified Investor to a Permitted Transferee, if such Transfer is to a Permitted Transferee that is a Qualified Investor that is not a Qualified Affiliate of the transferring Qualified Investor (and other than a Transfer pursuant to a Drag-Along Sale or a Transfer to the Grupo VAC Investors pursuant to Section 5(g)), then
     (A) the other Qualified Investors shall have the right to participate in such Transfer pursuant to this Section 5(l), (B) such transferring Qualified Investor shall deliver written notice thereof (the "Special Tag-Along Right Notice") to the Secretary of the Board, and (C) the Secretary of the Board shall then promptly (but in any event within 5
     (five) days) deliver to the other Qualified Investors, at the registered addresses of such Qualified Investor on file with the Company, such Special Tag-Along Right Notice, disclosing the number of Shares to be Transferred, the proposed price, terms and conditions of the Transfer (including, without limitation, a description of any expense, escrow, holdback, earn-out, indemnity or similar obligations to which the participating Securityholders shall be responsible) and the identity of the prospective transferee(s).

          (ii) All Qualified Investors may elect to participate on a pro rata basis (based on the number of Shares) in the contemplated Transfer described in the Special Tag-Along Right Notice by giving written notice to the transferring Qualified Investor within 20 (twenty) days after delivery of the Special Tag-Along Right Notice to the Company (the "Special Tag-Along Window"). Each such Qualified Investor may participate in the contemplated Transfer at the same price and, subject to clause (vi) below, on the same terms specified in the Special Tag-Along Right Notice; provided, however, that if a Qualified Investor holds more than 1 (one) class or series of Shares, such Qualified Investor's rights under this
     Section 5(l) to participate in such Transfer shall be allocated proportionately among all of the Shares owned by such Qualified Investor (e.g. if a Transfer pursuant to a Special Tag-Along-Right Notice is contemplated, a Qualified Investor holding 1,000 Series B Shares and 1,000 Series N Shares would be required to Transfer an equal number of both Series B and Series N Shares). The failure to deliver notice electing to participate within a Special Tag-Along Window shall be deemed an automatic and complete waiver of all rights to participate in such Transfer pursuant to this Section 5(l).

          (iii) If no Qualified Investor elects to participate in the contemplated Transfer (either by giving notice to such effect or failing to give notice within the Special Tag-Along Window), then, pursuant to and on the terms substantially as described in the Special Tag-Along Right Notice, the transferring Qualified Investor may Transfer such Shares to the other Qualified Investor(s) specified in the Special Tag-Along Right Notice for a period equal to 120 days after the expiration of the Special Tag-Along Window; provided, however, that there will be an automatic 60-day extension of such 120-day period to the extent that regulatory approvals for a Transfer have not been obtained within such original 120-day period. If the transferring Qualified Investor fails to Transfer such Shares to such other Qualified Investor as described in the Special Tag-Along Notice within such applicable period, the transferring Qualified Investor shall not Transfer such Shares to such Qualified Investor without again complying with the provisions of this Section 5(l).

          (iv) No transferring Qualified Investor shall Transfer any of its Shares to another Qualified Investor that is not a Qualified Affiliate of the transferring Qualified Investor if such prospective transferee declines to allow the participation of the other Qualified Investors on the terms provided in this Section 5(l), unless and only to the extent that the prospective transferee may not hold such other Qualified Investors' Shares because of ownership restrictions on such Shares imposed by the Company Bylaws or applicable Mexican law.

          (v) The right of each Qualified Investor to participate in a Transfer pursuant to this Section 5(l) is subject to such Qualified Investor's satisfaction of the same conditions set forth in Section 5(e)(v) for participation in a Transfer under Section 5(e) (i.e., the same limitations on the representations and warranties, indemnification obligations, execution of ancillary documents, etc. will apply to the participating Qualified Investors).

          (vi) To the extent that a Qualified Investor holds Shares subject to restrictions on ownership pursuant to the Company Bylaws or applicable Mexican law (e.g., Series A Shares may only be owned by Mexicans), such Qualified Investor will only be eligible to Transfer such restricted Shares pursuant to this Section 5(l) to purchasers who are eligible to own such restricted Shares.

     (m) Restriction on Competition by Grupo VAC Investors. As a condition to the Grupo VAC Investors' rights under Section 3, Section 2(a), and Section 4(a), during the five-year period beginning on the Closing Date (as defined in the TR Purchase Agreement), the Grupo VAC Investors will not and shall cause each of their Affiliates not to, directly or indirectly, (A) participate in any business that is competitive with the telecommunications businesses conducted or proposed to be conducted in Mexico or the United States as of the Closing Date by the Company, any of its subsidiaries or any TR Company (as defined in the TR Purchase Agreement), including, without limitation, using all or any portion of the Two FO Strands (as defined in the TR Purchase Agreement) in a manner that directly or indirectly competes with the Company's telecommunications business (including, without limitation, leasing or otherwise commercializing the Two FO Strands) or (B) own any interest in, operate, manage, join, control, finance, participate in the ownership, management, operation or control of, or be paid or employed by, or acquire any securities of, or otherwise become associated with or provide assistance to, as an employee, consultant, director, officer, shareholder, partner, member, agent, associate, principal, creditor, representative or in any other capacity, any sole proprietorship or business entity engaged either directly or indirectly in competition with the telecommunications businesses conducted or proposed to be conducted by Company or the TR Companies as of the Closing Date; provided, however, that the foregoing shall not prohibit or restrict the ability of the Grupo VAC Investors and their respective Affiliates to collectively own, beneficially or of record, less than five percent (5%) of any publicly-traded corporation. The Grupo VAC Investors understand and acknowledge that their rights under Section 3, Section 2(a), and Section 4(a) shall be automatically terminated upon any violation of this Section 5(m).

     (n) Termination.

          (i) The restrictions on Transfer contained in Section 5(b) shall terminate upon the earliest to occur of (A) the consummation of a Sale of the Company, (B) the consummation of a Qualified Public Offering in which all the Shares owned beneficially by the BA Investors are registered and sold, (C) subject to the prior written consent thereto of Nexus, upon the requirement of the managing underwriter in connection with a Qualified Public Offering, (D) the effectiveness of the Regulatory Amendments and the modifications to the Company's capital structure described in Section 6, and (E) upon the agreement of the Board and Nexus to so terminate.

          (ii) The right of first refusal set forth in Section 5(c) shall terminate upon the earliest to occur of (A) the consummation of a Sale of the Company, (B) the effectiveness of the Regulatory Amendments and the modifications to the Company's capital structure described in Section 6, and (C) upon the agreement of the Board and Nexus to so terminate such restrictions.

          (iii) The requirements contained in Sections 5(d), 5(e), 5(f), 5(g) and 5(l) shall terminate upon the earliest to occur of (A) the consummation of a Sale of the Company, (B) the consummation of a Qualified Public Offering in which all the Shares owned beneficially by the BA Investors are registered and sold; provided, however, that in the case of any termination of the requirements contained in Section 5(d), 5(e) or 5(l) pursuant to this clause (B), that the Grupo VAC Investors also agree to such termination, (C) subject to the prior consent thereto of Nexus, upon the written requirement of the managing underwriter in connection with a Qualified Public Offering, and (D) upon the agreement of the Board, Nexus and the Grupo VAC Representative to so terminate all or any of the requirements in such sections of this Agreement.

          (iv) The restrictions on Transfer contained in Section 5(k) shall terminate upon the earlier to occur of (A) the consummation of a Sale of the Company and (B) the dissolution of the trust established pursuant to the CPO Investment Trust Agreement; provided, however, that the restrictions on Transfer set forth in this Section 5 shall continue to apply to the Shares previously held by the CPO Trustee.

          (v) The restrictions contained in Section 5(m) shall terminate upon the earlier to occur of (A) the fifth anniversary of the Closing Date and
     (B) the agreement of the Board and Nexus to so terminate such restrictions.

     SECTION 6. FOREIGN INVESTMENT AND TELECOMMUNICATION LAW. If at any time the Foreign Investment Law and the Federal Telecommunications Law of Mexico are amended so as to permit the unrestricted ownership and/or control of the Company by 1 (one) or more foreign (i.e., non-Mexican) entities, upon the effectiveness of such amendments (the "Regulatory Amendments") the Shares shall be automatically converted on a one-to-one basis into a single series of common shares with voting rights determined on a pro rata basis based on all such common shares voting together as a single class. The Company and each Securityholder shall take all actions necessary or requested by Nexus or Bank of America in connection with effectuating the modifications to the Company's capital structure described in this Section 6.

     SECTION 7. SHARE CERTIFICATE NOTATION.

     (a) The Company's share certificates for all of its shares (other than certificates representing Series N Shares held by the CPO Trustee) shall bear the following legend and any other legend required by the Board and any Nexus
Director:

          "The shares represented by this certificate are subject to the restrictions specified herein and in the Third Amended and Restated Securityholders Agreement, dated as of July 19, 2006, as amended and modified from time to time, a copy of which is on file at the Company's offices."

     (b) The Company shall place the legend described in subsection (a) above on each and every certificate evidencing Shares (other than certificates representing Series N Shares held by the CPO Trustee) outstanding as of the date hereof, including any certificate evidencing Shares that was issued prior to the date hereof. The legend set forth above in subsection (a) shall be removed from the certificates evidencing any Shares upon their Transfer in a Public Sale.

     (c) The Company shall register this Agreement (and any amendments hereto) in its head office, shall enter into the Securityholders' Registry Book a notation acceptable to the Board and at least one Nexus Director, shall certify to the Securityholders that such notation has been made to the Securityholders' Registry Book and shall comply fully with the obligations undertaken herein.

     SECTION 8. MISCELLANEOUS.

     (a) Amendment and Waiver. Except as otherwise expressly provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Securityholders unless such modification, amendment or waiver is approved in writing by each of (i) the Company and (ii) Nexus; provided, however, that in the event that any such modification, amendment or waiver would materially and adversely affect the rights or obligations of a holder or group of holders of Shares in a manner different than any other holders of Shares, then such modification, amendment or waiver will require the consent of such holder of Shares or a majority of the Shares held by such group of holders materially and adversely affected; provided, further, that in the event that any such modification, amendment or waiver would materially and adversely affect the rights or obligations of the Grupo VAC Investors. Such modification, amendment or waiver will require the consent of the Grupo VAC Representative.

     (b) Successors and Assigns. Subject to the restrictions on Transfer set forth in Section 5, this Agreement and each of the rights and obligations hereunder shall bind and inure to the benefit of and be enforceable by the Securityholders and any subsequent holders of Securities and their respective successors and assigns, and shall be binding upon the Company and it successors and assigns. In addition, whether or not any express assignment has been made, unless otherwise expressly provided herein, the provisions of this Agreement which are for any Securityholder's benefit as a holder of Securities are also for the benefit of, and enforceable by, any subsequent holder of such Securities; provided, however, that such subsequent holder has acquired such Securities in accordance with the provisions of this Agreement, including
Section 5 above.

     (c) Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     (d) Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service (charges prepaid) or sent by facsimile and followed with a copy sent by a reputable overnight courier (charges prepaid) to the Company and any other recipient at the address indicated on the signature pages hereto and to any subsequent holder of Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder (i) upon receipt by or delivery to the recipient party, (ii) upon personal delivery as set forth above, or (iii) the date delivery is confirmed by facsimile or reputable overnight courier as set forth above; provided, however, that any service of process or other notice of any court or other legal proceeding or action shall be made by personal delivery to the recipient or its agent for service of process

(including the Process Agent (as defined below) and any of its employees). Each notice delivered under this Agreement shall be made in English and the English version shall govern in the event of any inconsistency with any non-English translation thereof.

     (e) Governing Law; Jurisdiction. UNLESS AND EXCEPT TO THE EXTENT ANY PROVISION HEREOF IS REQUIRED BY MEXICAN LAW TO BE GOVERNED BY MEXICAN LAW, THIS AGREEMENT, ITS INTERPRETATION AND ENFORCEABILITY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAWS (AND NOT THE LAWS OF CONFLICT) OF THE STATE OF ILLINOIS, UNITED STATES OF AMERICA. Any legal action or proceeding to enforce the obligation of any party to resolve any dispute in accordance with Section 8(f) or to enforce an order or award made pursuant to an arbitration under Section 8(f) may be brought in (i) the courts of the State of Illinois, United States of America, (ii) the courts of the United States for the Northern District of Illinois, (iii) the competent courts of Mexico, D.F., pursuant to the New York Convention for the Recognition and Enforcement of Foreign Arbitration Awards, or
(iv) any other court of competent jurisdiction and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of each of the aforesaid courts. The Company, each Existing Securityholders and each Additional Securityholders not resident in or organized under the laws of the United States each hereby irrevocably appoints CT Corporation (the "Process Agent") (a process agent service company located in the United States at 208 S. LaSalle Street, Chicago, Illinois, 60604), as its authorized agent for service of process in any such court and notice under this Agreement and agrees to maintain such appointment for so long as any Investor owns any Securities and to further evidence such appointment in an escritura publica executed before a notary public in Mexico in conformity with Article 2596 of the Civil Code of the Federal District and the 1958 Protocol on the Uniformity of Powers of Attorney to be Utilized Abroad. The Company shall pay all expenses in connection with such appointment of CT Corporation as the Company's and such Existing Securityholder's and Additional Securityholder's agent. Each party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party or that service of process or venue is improper, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party or that venue or service of process is improper or that the action has been brought in an inconvenient forum. Nothing herein shall affect the right of any Investor to serve process in any other manner permitted by law.

     (f) Arbitration. If any dispute or claim arises out of this Agreement, or as to the rights and liabilities of the parties hereunder, or as to the breach or invalidity hereof, or in connection with the construction of this Agreement, including any dispute, claim or difference as to whether an issue can be arbitrated, the parties shall settle such dispute exclusively by binding arbitration by an arbitrator appointed by the International Chamber of Commerce in accordance with the rules of the International Chamber of Commerce in New York City in effect as of the date of commencement of the arbitration. The arbitration shall be commenced by the delivery of written notice by the party seeking arbitration to the other parties to the dispute, shall be held in New York City, New York, unless the parties mutually agree to have the arbitration held elsewhere, shall be conducted solely in the English language, shall utilize the English versions of all of the Transaction Agreements, the Company Bylaws, and this Agreement and judgment upon the award made therein may be entered by any court having jurisdiction there over; provided, however, that nothing contained in this Section 8(f) shall be construed to limit or preclude a party from bringing any action in any court of competent jurisdiction in the United States or Mexico solely for the purpose of enforcing any final judgment or award made pursuant to an arbitration under this Section 8(f) or enforcing the obligation of any other party hereto to resolve any dispute in accordance with this Section 8(f). Notwithstanding anything to the contrary in this Agreement, the unsuccessful party in any such arbitration proceeding shall pay to the successful parties all costs and expenses incurred by the successful party in connection with such arbitration proceeding, including all costs and expenses of outside counsel and all reasonable costs and expenses of their advisers.

     (g) Governing Language. This Agreement has been negotiated and executed by the parties hereto in English. A Spanish translation of this Agreement has been prepared solely for convenience. As among the Company and the Securityholders, in the event of any inconsistency between or among the non-English and the English versions of this Agreement and any other Transaction Agreement or this Agreement, the provisions of the English version shall prevail.

     (h) U.S. GAAP. Any calculations and accounting determinations under this Agreement, shall be made in accordance with United States generally accepted accounting principles, consistently applied in the preparation of the Company's audited financial statements.

     (i) Rule of Construction. Each of the parties hereto acknowledge and agree that such party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment, exhibit or schedule hereto.

     (j) Further Assurances. Each beneficial owner of Shares shall cause the record owner of such Shares to comply fully with each and every obligation imposed on the holder of such Shares under this Agreement. Each of the parties hereto agrees to take such additional actions, including executing and delivering, or causing to be executed and delivered, to the Company such instruments as Nexus or the Company may from time to time reasonably request or as may be otherwise necessary to more effectively effectuate the corporate governance matters and restrictions on Transfer set forth herein.

     (k) Complete Agreement. This Agreement, the Security Trust Agreement the other Transaction Agreements and the other documents and writings expressly referred to herein or therein or delivered pursuant hereto or thereto (in their English versions) contain the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements, representations and understandings, whether written and oral, among any of the parties with respect to the subject matter hereof and thereof (including without limitation, the First and Second Amended and Restated Securityholders Agreements).

     (l) Special Provisions for Optionholders.

          (i) Director and Management Options. The Management Option Plan (as defined in that certain agreement, dated as of May 8, 1998 among certain investors, the Company and certain of the Existing Securityholders, as amended and modified from time to time in accordance with its terms), the New Stock Option Plan 2001-2003 (as adopted by the Board on February 19, 2002 and approved by the Company's shareholders on March 5, 2002), and the Fulvio Del Valle Stock Option Plan (as adopted by the Board on February 19,

     2002 and approved by the Company's shareholders on March 5, 2002) each grants options ("Management Options") to members of the Company's management, members of the Board and to certain management service providers for the acquisition of Series N Shares (shares acquired pursuant to the Management Options or as a result of a non-prohibited assignment or Transfer thereof being referred to herein as "Management Shares") as set forth therein. Certain options granted under the Management Option Plan for management services in 2000 to BAICC, LA Strategic Capital Partners II and B&A have been renegotiated by the Company and such optionholders (collectively, the "2000 Special Options"). The revised terms of the 2000 Special Options were approved by the Board on February 19, 2002 and the Company's shareholders on March 5, 2002. Subject to the execution by each party exercising any Management Option (including any 2000 Special Options), to the extent such party is not already a party hereto, of a counterpart signature page to this Agreement which binds it to the provisions of this Agreement, the parties hereto hereby agree that such Management Options, including the 2000 Special Options may be exercised from time to time and the Management Shares may be issued upon each such exercise, in each case subject to the terms of the Management Option Plan, without any further action or approval by any of the Securityholders or the Board and that each recipient of a Management Option, upon the exercise of any such Management Option, shall for all purposes of this Agreement be deemed to be an "Existing Securityholders," and a "Securityholder" with respect to such Management Shares.

          (ii) Amsterdam Options. The Engagement Letter dated November 13, 1997 as amended on March 13, 1998 and April 2, 1998 between the Company and Amsterdam Pacific LLC grants options ("Amsterdam Options") to Amsterdam Pacific LLC (together with any other holder of any Amsterdam Options, "APLLC") for the acquisition of Series N Shares (shares acquired pursuant to the Amsterdam Options or as a result of a non-prohibited assignment or Transfer thereof being referred to herein as "Amsterdam Shares") as set forth therein. Subject to the execution by APLLC of a counterpart signature page to this Agreement which binds it to the provisions of this Agreement, the parties hereto hereby agree that the Amsterdam Options may be exercised from time to time and the Amsterdam Shares may be issued upon each such exercise in each case subject to the terms of the Engagement Letter, without any further action or approval by any of the Securityholders or the Board and that APLLC, upon the exercise of any Amsterdam Options, shall for all purposes of this Agreement be deemed to be an "Additional Securityholders," and a "Securityholder."

     (m) Termination of Agreement. Notwithstanding anything to the contrary contained in this Agreement, at such time as the Investors collectively hold, directly or indirectly, less than ten percent (10%) of the then outstanding Shares, this Agreement shall automatically terminate and be of no further force or effect.

     (n) Understanding Among the Securityholders. The determination of each Securityholder to acquire Shares and enter into this Agreement has been made by such Securityholder independent of any other Securityholder and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries which may have been made or given to such Securityholder by any other Securityholder or by any agent or employee of any other

Securityholder. Each Securityholder acknowledges and agrees that no other Securityholder shall be responsible in any way or held liable or accountable to any extent for any information, documents, materials, analysis, projections, plans or other data (or compilations thereof) relating to the Company or the transactions contemplated hereby (collectively, "Investment Data") provided to such Securityholder by any other Securityholder, and each Securityholder agrees to hold harmless and not make any claims against any other Securityholder with respect to any Investment Data provided to such Securityholder by such other Securityholder. In addition, it is acknowledged by each of the other Securityholder that none of the BA Investors has acted as an agent of such Securityholder in connection with the making of its investment in the Shares and that none of Nexus, BASCFC, BankAmerica International Investment Corporation or LA Strategic Partners II is or shall be acting as an agent of such Securityholder in connection with monitoring its investment hereunder.

     (o) Acknowledgment re Kirkland & Ellis LLP. Maxcom, Nexus, BASCFC, Bankamerica International Investment Corporation and certain other of the BA Investors have retained Kirkland & Ellis LLP in connection with this Agreement and may in the future retain Kirkland & Ellis LLP in connection with the matters contemplated by this Agreement. Each of the other Securityholder understands that Kirkland & Ellis LLP is not representing and shall not be deemed to be representing any of such other Securityholder in connection with this Agreement or other matters contemplated by this Agreement unless and until (i) specifically requested by such other Securityholder and agreed to by Kirkland & Ellis LLP, and (ii) such other Securityholder signs a written retention and conflict waiver letter provided by Kirkland & Ellis LLP.

                                     *****

          IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Securityholders agreement on the day and year first above written(1).

                                        COMPANY:

                                        MAXCOM TELECOMUNICACIONES, S.A. de C.V.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                        Address:
                                        C. Guillermo Gonzalez Camarena No. 2000
                                        Penthouse
                                        Col. Centro de Ciudad Santa Fe
                                        C.P. 01210 Mexico, D.F.
                                        Telecopy: 52-55-5147-8655
                                        Attention: Chief Executive Officer
                                        With a copy to: General Counsel

                                        With an additional copy to:

                                        Nexus-Banc of America Fund II, L.P.
                                        c/o Nexus Partners LLC
                                        400 Skokie Boulevard - Suite 265
                                        Northbrook, Illinois 60062, U.S.A.
                                        Telecopy: (847) 480-4409
                                        Attention: Jacques Gliksberg

----------
(1)  GONZALO ALARCON TO UPDATE SIGNATURE PAGES

     SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

                                        ORIGINAL INVESTORS:

                                        BANKAMERICA INTERNATIONAL
                                        INVESTMENT CORPORATION


                                        By:
                                            ------------------------------------
                                        Name: Jacques Gliksberg
                                        Its: Authorized Signatory

                                        Address:
                                        c/o Nexus Partners LLC
                                        400 Skokie Boulevard - Suite 265
                                        Northbrook, IL 60062
                                        Telecopy: (847) 480-4409
                                        Attention: Jacques Gliksberg


                                        BANKAMERICA INVESTMENT CORPORATION


                                        By:
                                            ------------------------------------
                                        Name: Jacques Gliksberg
                                        Its: Authorized Signatory

                                        Address:
                                        c/o Nexus Partners LLC
                                        400 Skokie Boulevard - Suite 265
                                        Northbrook, IL 60062
                                        Telecopy: (847) 480-4409
                                        Attention: Jacques Gliksberg


                                        ----------------------------------------
                                        Edward McCaffrey, as a "BAIIC Investor"

                                        Address:
                                        c/o Nexus Partners LLC
                                        400 Skokie Boulevard - Suite 265
                                        Northbrook, IL 60062
                                        Telecopy: (847) 4804409

     SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

                                        BACHOW INVESTMENT PARTNERS III, LP

                                        By: Bala Equity Partners, L.P.
                                        Its: General Partner

                                        By: Bala Equity, Inc.
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                        Address:
                                        3 Bala Plaza East Suite 502
                                        Bala Cynwyd, Pennsylvania 19004, U.S.A.
                                        Telecopy: (610) 660-4930
                                        Attention: Salvatore A. Grasso


                                        ----------------------------------------
                                        Paul S. Bachow, as a "Bachow Investor"
                                        Address:
                                        3 Bala Plaza East, Suite 502
                                        Bala Cynwyd, Pennsylvania 19004, U.S.A.
                                        Telecopy: (610) 660-4930


                                        ----------------------------------------
                                        Salvatore A. Grasso, as a "Bachow
                                        Investor"

                                        Address:
                                        3 Bala Plaza East, Suite 502
                                        Bala Cynwyd, Pennsylvania 19004, U.S.A.
                                        Telecopy: (610) 660-4930


                                        ----------------------------------------
                                        Jay D. Seid, as a "Bachow Investor"

                                        Address:
                                        3 Bala Plaza East, Suite 502
                                        Bala Cynwyd, Pennsylvania 19004, U.S.A.
                                        Telecopy: (610) 660-4930

     SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

                                        LATINVEST STRATEGIC INVESTMENT FUND,
                                        L.P.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                        Address:
                                        6000 Est. Charlotte Amalie, Suite 4
                                        St. Thomas 00802, U.S. Virgin Islands
                                        Telecopy: 340-777-3880
                                        Attention: Hurdle H. (Trip) Lee, III

     SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

                                        BAS CAPITAL FUNDING CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                        Address:
                                        c/o Nexus Partners LLC
                                        400 Skokie Boulevard - Suite 265
                                        Northbrook, IL 60062
                                        Telecopy: (847) 480-4409
                                        Attention: Jacques Gliksberg


                                        BASCFC-MAXCOM HOLDINGS I, LLC


                                        By:
                                            ------------------------------------
                                        Name: Jacques Gliksberg
                                        Its: Manager

                                        Address:
                                        c/o BAS Capital Funding Corporation
                                        c/o Nexus Partners LLC
                                        400 Skokie Boulevard - Suite 265
                                        Northbrook, IL 60062
                                        Telecopy: (847) 480-4409
                                        Attention:  Jacques Gliksberg

     SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

                                        NEXUS-MAXCOM HOLDINGS I, LLC


                                        By:
                                            ------------------------------------
                                        Name: Jacques Gliksberg
                                        Its:  Manager

                                        Address:
                                        c/o Nexus Partners LLC
                                        400 Skokie Boulevard - Suite 265
                                        Northbrook, IL 60062
                                        Telecopy: (847) 480-4409
                                        Attention: Jacques Gliksberg


                                        NEXUS-BANC OF AMERICA FUND II, L.P.,

                                        By: Nexus Partners II, L.P.
                                        Its: General Partner

                                        By: Nexus Partners, LLC
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                        Name: Jacques Gliksberg
                                        Its: Manager

                                        Address:
                                        c/o Nexus Partners LLC
                                        400 Skokie Boulevard - Suite 265
                                        Northbrook, IL 60062
                                        Telecopy: (847) 480-4409
                                        Attention: Jacques Gliksberg

     SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

                                        CREDIT SUISSE FIRST BOSTON CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                        Address: Eleven Madison Avenue
                                                 New York, NY 10010-3629

     SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

                                        SECURITYHOLDERS:


                                        ----------------------------------------
                                        Eduardo Vazquez Arroyo Carstens
                                        Address:
                                                 -------------------------------


                                        ----------------------------------------
                                        Gabriel Agustin Vazquez Carstens
                                        Address:
                                                 -------------------------------


                                        ----------------------------------------
                                        Alina Georgina Carstens Martinez
                                        Address:
                                                 -------------------------------


                                        TELEREUNION INTERNATIONAL, S.A. DE C.V.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                        Address:
                                                 -------------------------------
                                        Telecopy:
                                                  ------------------------------
                                        Attention:
                                                   -----------------------------


                                        CONTROLADORA PROFESIONAL REGIOMONTANA,
                                        S.A. DE C.V.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                        Address:
                                                 -------------------------------
                                        Telecopy:
                                                  ------------------------------
                                        Attention:
                                                   -----------------------------

     SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

                                        ----------------------------------------
                                        Adrian Aguirre G.
                                        Address:
                                                 -------------------------------


                                        ----------------------------------------
                                        Maria Guadalupe Aguirre G.
                                        Address:
                                                 -------------------------------


                                        ----------------------------------------
                                        Maria Elena Aguirre G.
                                        Address:
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                                        ----------------------------------------
                                        Maria Trinidad Aguirre G.
                                        Address:
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                                        ----------------------------------------
                                        Ana Maria Aguirre G.
                                        Address:
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                                        ----------------------------------------
                                        Francisco Aguirre G.
                                        Address:
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                                        ----------------------------------------
                                        L. D. Coltrane, III
                                        Address:
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                                        ----------------------------------------
                                        Michael R. Coltrane
                                        Address:
                                                 -------------------------------

     SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

                                        ----------------------------------------
                                        Samuel E. Leftwich
                                        Address:
                                                 -------------------------------


                                        ----------------------------------------
                                        Thomas A. Norman
                                        Address:
                                                 -------------------------------


                                        AMSTERDAM PACIFIC LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                        Address:
                                                 -------------------------------
                                        Telecopy:
                                                  ------------------------------
                                        Attention:
                                                   -----------------------------


                                        ----------------------------------------
                                        German N. Carmona Garduno
                                        Address:
                                                 -------------------------------


                                        ----------------------------------------
                                        Miguel Lebrija Reygadas
                                        Address:
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                                        ----------------------------------------
                                        Klaus Bernd Meyer Hanft
                                        Address:
                                                 -------------------------------


                                        ----------------------------------------
                                        Benjamin Alvarez Manrique
                                        Address:
                                                 -------------------------------


                                        ----------------------------------------
                                        Laurence Carl Newell Garcia
                                        Address:
                                                 -------------------------------

     SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

                                        ----------------------------------------
                                        Roberto E. Newell Garcia
                                        Address:
                                                 -------------------------------


                                        ----------------------------------------
                                        Georges Armand Lafon
                                        Address:
                                                 -------------------------------


                                        ----------------------------------------
                                        Moises Goldberg Dryjansky
                                        Address:
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                                        ----------------------------------------
                                        David Weltz Sourasky
                                        Address:
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                                        ----------------------------------------
                                        Patricia Maria del Carmen Palme Sierra
                                        Address:
                                                 -------------------------------


                                        ----------------------------------------
                                        Edgardo Rivera Torres Suares
                                        Address:
                                                 -------------------------------


                                        ----------------------------------------
                                        Ral Guijarro de Pablo
                                        Address:
                                                 -------------------------------


                                        ----------------------------------------
                                        Gilberto Solis Silva
                                        Address:
                                                 -------------------------------


                                        ----------------------------------------
                                        Miguel Alfonso Sepulveda Martinez
                                        Address:
                                                 -------------------------------


                                        ----------------------------------------
                                        Rosa Maria Palme Sierra
                                        Address:
                                                 -------------------------------

     SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

                                   ATTACHMENTS

                                    EXHIBITS

Exhibit A: Company Bylaws

Exhibit B: Company Guidelines

                                    EXHIBIT A

                                 Company Bylaws

                                 TO BE ATTACHED

                                    EXHIBIT B

                               Company Guidelines

              MAXCOM TELECOMUNICACIONES, S.A. DE C.V., S.A. DE C.V.

Payment Practices:

     The United States Foreign Corrupt Practices Act (the "FCPA") prohibits, among other things, certain payments and accounting practices and, if violated, carries civil and criminal liability for Maxcom Telecomunicaciones, S.A. de C.V. ("Maxcom" or the "Company") and individual employees. In order to comply with the FCPA, directors, employees, agents, contractors and affiliates, as applicable, must observe the following rules:

     - Business and Accounting Practices -- Company employees and agents shall adhere to all legal requirements of Mexico and each political subdivision thereof, and each other country in which the Company conducts business. The Company and all of its employees, agents, contractors and affiliates shall employ the highest ethical standards. No undisclosed or unrecorded Company fund or asset shall be established or utilized for any purpose, no false or misleading entries shall be made in the Company's books or records and all transactions of the Company shall be recorded on its books and records. No payment on the Company's behalf shall be without complete and proper supporting documentation or made for any purpose other than as described in such documentation and all payments will be made for lawful purposes only. Company personnel shall comply with generally accepted accounting rules, the FCPA and Company internal control policies at all times.

     - Questionable Payments -- With the exception of certain regulatory fees set by the government and facilitating payments (defined below), all payments, promises to pay, offers of payment of anything of value to any official, foreign or otherwise, political party or official thereof from either the Company or private funds in furtherance of Company business are strictly prohibited. Where, in accordance with the practice and custom of a particular locale, the payment of a nominal sum (a "facilitating payment") must be made in order to induce an official of a foreign government to perform an act which the official would be required to perform in any event, such facilitating payment is not prohibited to the extent it is permitted under applicable law. These facilitating payments must be properly approved, documented and recorded on the Company's books.

     - Political Contributions -- The Company, as a corporate entity, will not make any contributions or payments to political parties, candidates, or initiative or referendum campaigns, unless such payments are clearly permitted by law and approved by the appropriate Company officer. This restriction is not intended to discourage employees from making contributions to, or being involved with candidates, parties, initiative or referenda or political committees of their choice as private individuals. Such involvement, however, must be on the employees' own time and at their own expense and must in no way indicate the Company endorsement of or position relating to such activity.

Integrity of the Company Assets and Information:

     - Trade Secrets -- Company assets are more than physical plants and equipment. They include technology and concepts, valuable ideas, business and product plans, as well as information about the business. All employees shall regard and preserve as confidential and shall not divulge to unauthorized persons any information of a secret, confidential, or private nature connected with the business of the Company or any of its suppliers, customers or affiliates without the prior written consent of the appropriate Company officer. No employee shall disclose to the Company or use to benefit the Company any confidential information which was obtained outside the Company, except as permitted by the terms of an applicable nondisclosure agreement.

     - Accurate Reporting -- All employee reports of any kind (such as expense reports, hours worked, sales reports, etc.) must be completed accurately and honestly. Failure to so report, in addition to being a violation of Company policy, may also be illegal.

     - Public Disclosure -- Since both the Company and individual employees may become liable to investors who buy or sell the Company stock in reliance on misleading or incomplete Company statements, all public statements must be accurate, and any projections of future performance must come from top level management. All inquiries from investors, securities or financial analysts or brokers involving requests for specific or detailed Company information should be directed to the appropriate Company officer.

     - Employee Information -- The Company collects, uses and maintains only employee information that is required for business or legal reasons. The Company provides employees access to their personnel files as a means of insuring that information in such records is correct. The Company will not release employee information without the approval of the employee affected except to verify employment or to satisfy legitimate investigatory or legal requirements.

Conflict of Interest Policy:

     A conflict of interest is any activity or interest which is inconsistent with, or opposed to the best interests of, the Company. Potential conflicts of interest may arise in the following situations:

     - Interest in Other Businesses -- Employees should not have any direct or indirect financial interest with a present customer, competitor or supplier that could cause divided loyalty or the appearance of divided loyalty. (This prohibition does not include passive investments of not more than three percent of the total outstanding shares of any company listed on a recognized Mexican, United States or other foreign or domestic stock exchange).

     - Moonlighting -- The Company expects each employee (other than part-time employees) to devote his or her full time and attention to his or her commitment to the Company. Therefore, all such employees are discouraged from maintaining outside employment. Salaried employees may not engage in outside work or services for a current or potential: (i) customer, (ii) competitor or (iii) supplier of the Company under any circumstances. Salaried employees may engage in other outside business activities only with the prior written approval of the appropriate Company officer. Hourly employees may not engage in outside employment where such employment may create a conflict of interest (for example, working for a current or potential competitor). Hourly employees may engage in other outside business activities with the prior written approval of the appropriate Company officer. Under no circumstances may outside employment by any employee (other than part-time employees) lessen his or her efficiency, alertness, interest or productivity.

     - Gifts and Other Gratuities -- No employee or any member of his or her household shall accept gifts or gratuities or other favored treatment from any person associated with a present or prospective customer or supplier of the Company. Similarly, no employee may give money or gifts to a customer, competitor or supplier if it could be reasonably viewed as being done to gain an unfair business advantage.

     - Family -- No employee may conduct Company business with a person with whom he or she is related by blood, law or marriage, or a business organization with which the employee or person with whom such employee is related by blood, law or marriage has a significant association, without first having the prior written approval of the appropriate Company officer.

Trade Regulations:

     Trade laws and regulations in the United States and elsewhere are designed to foster a competitive marketplace and prohibit activities in restraint of trade. Generally any actions taken either individually, or in combination with others, which are predatory toward a competitor or by nature restrain competition, are most likely violations of one or more antitrust laws. The following prohibitions, although not inclusive, represent significant practices which are contrary to the policies of the Company and are prohibited.

     - Arrangements or understandings with competitors or potential competitors concerning prices of products or other competitive policies or practices are strictly prohibited and shall not be even the subject of discussion by any Company employee with a competitor or potential competitor.

     - In any potential or actual joint venture or projects with competitors or potential competitors, all discussions must be limited to the specific transactions involved.

     - Participation in trade associations, seminars or other groups must not be, or even appear to be, an occasion for any discussion of competitive policies and practices.

     - Arrangements or understandings with a particular competitor or customer, potential competitor or potential customer not to deal with a particular customer or supplier or potential customer or potential supplier are strictly prohibited.

     - Agreements or understandings whereby Company customers or potential customers agree with the Company not to purchase the goods or services of a competitor or a potential competitor of the Company are strictly prohibited.

Environmental Policy:

     - Basic Policy - It is the policy of the Company to conduct its activities with due concern for the human and natural environment while making and marketing safe and high quality products and services for its customers. This is to be accomplished in a manner that will benefit the present and future well-being of the communities in which the Company maintains or plans to maintain facilities and conducts business activities. The Company and its affiliates, agents and employees shall, at all times, operate as good corporate citizens and meet or exceed all applicable environmental laws and regulations.

     - Responsibility - The Chief Operating Officer shall be responsible for conducting the Company's operations in a manner that assures compliance with environmental laws and with the Company's policy. Each facility shall maintain an environmental management and compliance program appropriate to its operations in fulfillment of this responsibility. Environmental factors shall be taken into consideration in the development of all business plans, operations and activities.

     - The Director of External Affairs is responsible for providing program management direction, establishing program guidelines, advising personnel of regulatory requirements and assisting in meeting compliance responsibilities.

     - Reports - The following environmental regulatory events shall be promptly communicated to the Director of External Affairs and the Chief Operating Officer: (1) regulatory agency permit notices; (2) reports on test results, internal or agency, indicating permit noncompliance; (3) notices of noncompliance with environmental regulations or permits; (4) negotiations or orders involving regulation or permit compliance; and (5) environmental related incidents which are reportable to any governmental agency or could result in a negative impact on the Company.

Employment Discrimination and Harassment:

     The Company maintains a policy of nondiscrimination towards employees and applicants for employment. No aspect of hiring or employment will be influenced in any manner by race, color, religion, sex, age, national origin, disability, or any other basis prohibited by statute.

     The Company also strives to afford all employees a workplace free from sexual harassment. The Company prohibits unwelcome sexual advances, requests for sexual favors, and other verbal or physical conduct of a sexual nature (whether implicit or explicit) where such conduct has the purpose or effect of unreasonably interfering with an individual's work performance or creating an intimidating, hostile or offensive work environment. The Company also prohibits harassment not overtly sexual in nature but directed at, or commenting on, attributes or characteristics of a person solely because of, or on the basis of, his or her sex. Finally, the Company prohibits retaliation against any person who refuses or objects to unwelcome verbal or physical conduct or who reports any of the above conduct.

     All supervisory and management personnel are responsible for assuring a workplace free from discrimination and harassment. All employees are responsible for refraining from all forms of discriminatory or harassing conduct or language.

Procurement Policy:

     Procurement decisions are to be made only with the participation of the Company's purchasing, legal and accounting departments and in accordance with the procurement policies of the Company. Exceptions to this policy may be made only with the approval of the appropriate Company officer.

Compliance:

     Admittedly no summary of guidelines for ethical business conduct covers every instance. The absence of a guideline covering a particular situation does not relieve the employee from the responsibility to operate with the highest ethical standards of business conduct. Because each Company employee, in the final analysis, is responsible for his or her actions, no Company employee should hesitate to seek guidance and assistance for any questions regarding compliance. The responsibility for administering these standards is delegated to the appropriate Company officer with respect to the employees within their jurisdiction. In addition, each employee has the responsibility to report unethical business practices or violations of the Company's Standards of Business Conduct to the officer or director in charge of internal controls who will investigate such violations and report serious violations to the Company's board of directors.

     Each of the Chief Operating Officer, the Chief Executive Officer and the President is charged with bringing matters concerning his own conduct to the Board.

     Each employee's ultimate responsibility is to the Company, not to any individual, and to comply with the law. If an employee believes his or her superior is not responding to a clear violation of these policies or the law, it is that employee's duty, however unpleasant, to inform the next superior officer, and if the matter is not addressed, ultimately the Chief Executive Officer and the Board. Each employee shall also have the right to bring any such matters to the attention of the Board.

     Integrity is a matter of character. Each Company employee must insist that each other Company employee, individually, and collectively, always meet the highest ethical standards of business conduct.

Disciplinary Actions:

     Maxcom will take appropriate disciplinary action against employees that violate these guidelines, which disciplinary action will be consistent with applicable law.

                                     ******